   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1999

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant
    / /

    Check the appropriate box:
           / /  Preliminary Proxy            / /  Confidential, For Use of
                Statement                         the
           /X/  Definitive Proxy                  Commission Only (as
                Statement                         permitted
           / /  Definitive Additional             by Rule 14a-6(e)(2))
                Materials
           / /  Soliciting Material Pursuant to
                Rule 14a-11(c) or Rule 14a-12

                            KAYNAR TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No Fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.01 per share
         Series C Convertible Preferred Stock, par value $.01 per share Options to purchase Common Stock

     2)  Aggregate number of securities to which transaction applies:
         4,372,444 shares of Common Stock
         4,206,000 shares of Series C Convertible Preferred Stock
         253,000 Options to purchase Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $28.75 per share of Common Stock
         $22.09 per share of Series C Convertible Preferred Stock, plus $28 million non-competition payment
         Difference between $28.75 and exercise price of option per Option to purchase Common Stock

     4)  Proposed maximum aggregate value of transaction: $249,556,080.00

     5)  Total fee paid: $49,911.22

/X/  Fee paid previously with preliminary materials: $49,911.79.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:
         -----------------------------------------------------------
     2)  Form, schedule or registration statement no.:
         ----------------------------------------
     3)  Filing party:
         -----------------------------------------------------------------------
     4)  Date filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            KAYNAR TECHNOLOGIES INC.
                 500 NORTH STATE COLLEGE BOULEVARD, SUITE 1000
                         ORANGE, CALIFORNIA 92868-1638

                                                               FEBRUARY 19, 1999

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders:

    You are cordially invited to attend a special meeting of the stockholders of Kaynar Technologies Inc. ("KTI") to be held on March 24, 1999 at 9:00 a.m., local time, at the Hilton Suites, 400 North State College Boulevard, Orange, California.

    At this meeting, you will be asked to vote on the acquisition of KTI by The Fairchild Corporation ("Fairchild") through a merger with a subsidiary of Fairchild. In the merger, holders of KTI common stock will receive $28.75 per share, in cash. Holders of KTI Series C preferred stock will receive $22.09 per share, in cash.

    Your Board of Directors has unanimously approved and adopted a merger agreement with Fairchild, and has concluded that the proposed merger is in the best interests of KTI stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF AND ADOPT AND APPROVE THE MERGER AGREEMENT.

    Whether or not you plan to attend the special meeting, I urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. The proposed merger is an important step for KTI and its stockholders. HOWEVER, THE MERGER CANNOT BE COMPLETED UNLESS KTI STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

    The proxy statement that accompanies this letter provides you with detailed information about the proposed merger. I encourage you to read the proxy statement carefully. You may obtain additional information about KTI or Fairchild from documents filed with the Securities and Exchange Commission. Should you have any questions about KTI, Fairchild or the merger, please contact Corporate Investor Communications, Inc. at 1-888-771-7824.

    On behalf of the Board of Directors, I thank you for your support and urge you to vote for adoption of the merger agreement.

                                          Sincerely,

                                                   [SIGNATURE]

                                          Jordan A. Law
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                            KAYNAR TECHNOLOGIES INC.
                 500 NORTH STATE COLLEGE BOULEVARD, SUITE 1000
                         ORANGE, CALIFORNIA 92868-1638

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 24, 1999

                            ------------------------

To Our Stockholders:

    Notice is hereby given that a special meeting of stockholders of Kaynar Technologies Inc., a Delaware corporation ("KTI"), will be held on March 24, 1999 at 9:00 a.m., local time, at the Hilton Suites, 400 North State College Boulevard, Orange, California, for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of December 26, 1998, relating to the merger of a wholly-owned subsidiary of The Fairchild Corporation ("Fairchild") with and into KTI (the "merger agreement").

    2. To transact such other business as may properly come before the special meeting and any adjournments thereof, including adjournments or postponements of the special meeting for the purpose of soliciting additional proxies to adopt the merger agreement.

    The merger agreement provides that each share of KTI common stock and each share of KTI Series C preferred stock (other than treasury shares held by KTI, shares held by Fairchild and its subsidiaries or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law) will be converted into the right to receive $28.75 and $22.09, respectively, each in cash and without interest. A copy of the merger agreement is attached as Annex A to the proxy statement that accompanies this notice.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF AND ADOPT AND APPROVE THE MERGER AGREEMENT.

    Any stockholder who does not wish to accept the merger consideration and who properly demands appraisal under the Delaware General Corporation Law will have the right to have the fair value of his or her shares determined by the Delaware Chancery Court. This appraisal right is subject to a number of restrictions and technical requirements described in the accompanying proxy statement.

    The close of business on February 18, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

    The accompanying proxy statement sets forth information relating to KTI and Fairchild, including selected financial information, and describes the terms and conditions of the merger agreement. Other important information is incorporated into the proxy statement by reference to other documents filed with the Securities and Exchange Commission. Please review all of these materials carefully before completing the enclosed proxy card.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD. PLEASE RETURN THE PROXY CARD IN THE RETURN POSTAGE-PAID ENVELOPE SO THAT WE RECEIVE IT BEFORE MARCH 7, 1999.

    If you attend the special meeting, you may vote your shares in person, which will revoke any previously executed proxy. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the special meeting, you must obtain from the record holder a proxy issued in your name.

    Regardless of how many shares you own, your vote is very important. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]

                                          SECRETARY

Orange, California
February 19, 1999

                                     [LOGO]

                            KAYNAR TECHNOLOGIES INC.
                 500 NORTH STATE COLLEGE BOULEVARD, SUITE 1000
                         ORANGE, CALIFORNIA 92868-1638

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement is being furnished to the stockholders of Kaynar Technologies Inc. ("KTI") in connection with the solicitation of proxies by the KTI Board of Directors for use at a special meeting of KTI stockholders to be held at 9:00 a.m., local time, on March 24, 1999, at the Hilton Suites, 400 North State College Boulevard, Orange, California, and at any adjournment or postponement of that meeting.

    At the special meeting, KTI stockholders will be asked to:

    1. consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of December 26, 1998, relating to the merger of a wholly-owned subsidiary of The Fairchild Corporation ("Fairchild") with and into KTI (the "merger agreement"); and

    2. transact such other business as may properly come before the special meeting and any adjournments thereof, including adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement.

    The merger agreement provides that each share of KTI common stock and each share of KTI Series C preferred stock (other than treasury shares held by KTI, shares held by Fairchild and its subsidiaries or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law) will be converted into the right to receive $28.75 and $22.09 respectively, each in cash and without interest. A copy of the merger agreement is attached as Annex A to this proxy statement.

    This proxy statement and the accompanying form of proxy are first being sent to KTI stockholders on or about February 23, 1999. Only KTI stockholders of record as of the close of business on February 18, 1999 are entitled to vote at the special meeting. Holders of common stock and Series C preferred stock will vote as separate classes, and are each entitled to one vote for each share held of record. On February 18, 1999, KTI had outstanding and entitled to vote at the special meeting 5,092,544 shares of common stock and 4,206,000 shares of Series C preferred stock. A majority of the shares of each of the common stock and Series C preferred stock will constitute a quorum to transact business at the special meeting.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1
SUMMARY....................................................................................................           3
THE SPECIAL MEETING........................................................................................           3
THE MERGER.................................................................................................           4
FORWARD-LOOKING STATEMENTS.................................................................................           9
THE SPECIAL MEETING........................................................................................           9
  General..................................................................................................           9
  Date, Time and Place.....................................................................................           9
  Purpose of the Special Meeting...........................................................................          10
  Record Date and Voting Power.............................................................................          10
  Voting at the Special Meeting............................................................................          10
  Revocability of Proxy....................................................................................          11
  Solicitation of Proxies..................................................................................          11
  Independent Accountants..................................................................................          11
BACKGROUND AND REASONS FOR THE MERGER......................................................................          11
  The Companies............................................................................................          11
  Background of the Merger.................................................................................          12
  Recommendation of the Board of Directors and Reasons for the Merger......................................          17
  Lehman Brothers Fairness Opinion.........................................................................          18
SUMMARY OF THE MERGER AGREEMENT............................................................................          23
  Structure and Effective Time.............................................................................          23
  Merger Consideration.....................................................................................          23
  Payment Procedures.......................................................................................          23
  Employee and Director Stock Options......................................................................          23
  Repayment of Indebtedness................................................................................          24
  Representations and Warranties...........................................................................          24
  Conduct Prior to the Effective Time......................................................................          24
  Additional Agreements....................................................................................          24
  Conditions to the Merger.................................................................................          26
  Termination of the Merger Agreement......................................................................          27
  Termination Fee and Earnest Money Deposit................................................................          28
  Payment of Fees and Expenses.............................................................................          28
  Amendments and Waivers...................................................................................          28
  Material Adverse Effect..................................................................................          28
  Consequences of the Merger...............................................................................          29
REGULATORY APPROVALS.......................................................................................          29
VOTING AGREEMENTS..........................................................................................          30
CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS............................................................          30
FAIRCHILD'S SOURCE OF FUNDS................................................................................          32
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................          32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          33
  Certain Five Percent Beneficial Owners...................................................................          33
  Beneficial Ownership of Directors and Officers...........................................................          34
  Changes in Control.......................................................................................          35
SELECTED FINANCIAL INFORMATION.............................................................................          36
MARKET PRICE AND DIVIDEND INFORMATION......................................................................          36
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS AND OPTION HOLDERS...................          37
APPRAISAL RIGHTS...........................................................................................          37
OTHER MATTERS..............................................................................................          38
WHERE YOU CAN FIND MORE INFORMATION........................................................................          38
ANNEXED DOCUMENTS..........................................................................................          39

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL I RECEIVE FOR MY SHARES IN THE MERGER?

A: Holders of KTI common stock will be entitled to receive $28.75 per share in cash, without interest, in exchange for their shares of common stock. Holders of KTI Series C preferred stock will be entitled to receive $22.09 per share in cash, without interest, in exchange for their shares of Series C preferred stock.

Q: WHY IS THE KTI BOARD OF DIRECTORS RECOMMENDING THE MERGER AGREEMENT?

A: In the opinion of the Board, the merger offers you the best opportunity to realize value from your investment in KTI. The Board also believes that the merger consideration is fair to KTI common stockholders from a financial point of view, and has also received a fairness opinion from Lehman Brothers Inc. ("Lehman Brothers") to that effect. The merger consideration of $28.75 per share represents a 17% premium over the closing price of KTI's common stock on NASDAQ on the last trading day prior to the announcement of the merger agreement, a 63% premium over the average closing price of the common stock over the prior six months and a 243% premium over the average closing price for the week prior to KTI's announcement on October 20, 1998 that it was reviewing strategic alternatives.

Q: WHEN DO YOU EXPECT THE MERGER WILL BE COMPLETED?

A: We hope to complete the merger promptly after the KTI stockholders adopt the merger agreement at the special meeting. The KTI special meeting is scheduled for March 24, 1999. However, the merger may be delayed if other closing conditions (including regulatory approvals and Fairchild's financing of the merger consideration) have not been satisfied by that time.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: If you are subject to federal income tax, you may be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your KTI stock. However, tax matters are complicated, and tax results may vary among stockholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Q: WHAT IS THE REQUIRED VOTE?

A: The affirmative vote of a majority of the shares of common stock and Series C preferred stock entitled to vote, each voting as a separate class, is required to adopt the merger agreement.

   General Electric Capital Corporation ("GECC") and its wholly-owned subsidiary, CFE, Inc. ("CFE"), the holder of 100% of the Series C preferred stock and 1,000,000 shares of common stock, and four management stockholders entered into voting agreements with Fairchild. GECC, CFE and the management stockholders have agreed to vote all of their shares of common stock and Series C preferred stock in favor of adoption of the merger agreement and against any other acquisition proposal or agreement that would impede or prevent the merger. As a result of these voting agreements and Fairchild's holdings of common stock, KTI expects that the merger agreement will be adopted at the special meeting.

   THE KTI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
    ADOPTION OF THE MERGER AGREEMENT.

Q: WILL I HAVE APPRAISAL RIGHTS?

A: Any stockholder who does not wish to accept the merger consideration has the right under Delaware law to have the "fair value" of his or her shares determined by the Delaware Chancery Court. This "appraisal right" is subject to a number of restrictions and technical requirements. See page 37.

Q: WHAT DO I NEED TO DO NOW?

A: PLEASE VOTE. You should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions that will tell you how to exchange your stock certificates for the merger consideration. Hold your certificates until you receive our instructions.

Q: HOW DO I VOTE SHARES HELD IN MY BROKER'S NAME?

A: If your broker holds your shares of KTI stock in his or her name (or in what is commonly called "street name"), then you should give your broker written instructions on how to vote. The shares will not be voted if you do not give these instructions.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time (before your proxy is used) in any one of the following three ways:

    - by filing a written notice of revocation;

    - by completing a new, later-dated proxy card; or

    - by attending the special meeting and voting in person.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: Both KTI and Fairchild file periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Commission's public reference facilities. Please call the Commission at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the Commission at http://www.sec.gov. For a more detailed description of the information available, please see page 38.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have questions about KTI, Fairchild or the proposed merger, please call Corporate Investor Communications, Inc. at 1-888-771-7824.

                                    SUMMARY

    THIS SUMMARY PRIMARILY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT, THE ANNEXED DOCUMENTS AND THE OTHER AVAILABLE INFORMATION REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 38). THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT, WHICH IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE 9)

    The special meeting will be held on Wednesday, March 24, 1999 at 9:00 a.m., local time at the Hilton Suites, 400 North State College Boulevard, Orange, California.

PURPOSE (PAGE 10)

    Holders of KTI common stock and Series C preferred stock will be asked to consider and vote upon a proposal to adopt the merger agreement. The attorneys-in-fact named in the accompanying proxy also will have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies to adopt the merger agreement.

RECORD DATE AND VOTING POWER (PAGE 10)

    You are entitled to vote at the special meeting if you owned shares of KTI common stock or Series C preferred stock at the close of business on February 18, 1999, the record date for the special meeting. Shares of common stock and Series C preferred stock will each be voted as a separate class. You will have one vote at the special meeting for each share of common stock or Series C preferred stock you owned on the record date for each of the matters to be considered at the special meeting. There are 5,092,544 shares of common stock and 4,206,000 shares of Series C preferred stock entitled to be voted at the special meeting.

VOTES REQUIRED (PAGE 10)

    The transaction of business at the special meeting requires the presence in person or by proxy of the holders of a majority of the outstanding shares of common stock and Series C preferred stock entitled to vote at the special meeting. If a quorum is present, adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock and Series C preferred stock, each voting as a separate class.

    As a result of voting agreements with GECC, CFE and certain management stockholders, as well as Fairchild's own holdings of common stock, at least a majority of shares of each class entitled to vote is expected to vote in favor of adoption of the merger agreement. Accordingly, KTI expects that the merger agreement will be adopted. Nevertheless, the KTI Board of Directors urges all holders of KTI stock to vote "FOR" the adoption of the merger agreement.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (PAGE 34)

    As of the record date, the directors and executive officers of KTI (including the four management stockholders who entered into voting agreements with Fairchild) owned approximately 21.6% of the shares of KTI common stock entitled to vote at the special meeting. Each of them has advised KTI that he plans (or, in the case of the four management stockholders, has agreed) to vote all such shares in favor of adoption of the merger agreement.

REVOCABILITY OF PROXY (PAGE 11)

    Any stockholder who executes and returns a proxy may revoke that proxy at any time before it is voted in any one of the following three ways:

    - filing with the corporate secretary of KTI at or before the special meeting a written notice of revocation bearing a later date than the proxy;

    - duly executing a proxy relating to the same shares and delivering it to the corporate secretary of KTI at or before the special meeting; or

    - attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

THE MERGER

STRUCTURE (PAGE 23)

    Upon the terms and subject to the conditions of the merger agreement, Dah Dah, Inc., a wholly-owned subsidiary of Fairchild, will be merged with and into KTI, with KTI surviving as a wholly-owned subsidiary of Fairchild.

EFFECTIVE TIME (PAGE 23)

    We presently expect that the merger will become effective promptly after adoption of the merger agreement at the special meeting, which is scheduled to take place on March 24, 1999. However, certain conditions must be satisfied prior to completing the merger (including receipt of regulatory approvals and financing of the merger consideration by Fairchild). If these conditions are not satisfied in a timely manner, the closing may be delayed or the merger agreement may be terminated.

MERGER CONSIDERATION (PAGE 23)

    At the effective time of the merger, each outstanding share of common stock and Series C preferred stock (other than treasury shares, shares held by Fairchild and its subsidiaries or shares with respect to which appraisal rights are perfected) will be converted into the right to receive $28.75 and $22.09, respectively, each in cash and without interest.

    Upon completion of the merger, each holder of certificates representing shares of common stock or Series C preferred stock outstanding immediately prior to the effective time of the merger will, by surrendering those certificates to the exchange agent, be entitled to receive the appropriate merger consideration. The exchange agent will mail a letter of transmittal with instructions to all record holders of KTI stock as of the effective time for use in surrendering their certificates in exchange for the merger consideration. You should not surrender your certificates until you have received the letter of transmittal and instructions.

APPRAISAL RIGHTS (PAGE 37 AND ANNEX E)

    Under Delaware law, KTI stockholders who do not vote for adoption of the merger agreement and who comply with the other statutory requirements of the Delaware General Corporation Law may elect to receive, in cash, the judicially determined appraised value of their shares of stock.

EMPLOYEE AND DIRECTOR STOCK OPTIONS (PAGE 23)

    The merger agreement provides that all outstanding KTI stock options issued pursuant to the KTI stock option plan will become vested and fully exercisable and will be cancelled and extinguished at the effective time of the merger. These options will automatically be converted into the right to receive from KTI for each share subject to the option an amount in cash equal to the excess of $28.75 over the exercise price per share of the option, net of withholding taxes.

OUR RECOMMENDATIONS TO STOCKHOLDERS AND REASONS FOR THE MERGER (PAGE 17)

    The KTI Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" adoption of the merger agreement.

    The Board based its determination to approve and adopt the merger agreement on a number of considerations, including the following:

    - comparison of historical and prospective market prices of KTI common stock to the consideration to be received in the merger;

    - comparison of the merger consideration offered by Fairchild to the preliminary indications of interest proposed by other interested parties;

    - receipt of a written fairness opinion from Lehman Brothers with respect to the merger consideration offered by Fairchild for the common stock;

    - conduct of extensive due diligence by Fairchild and evidence of Fairchild's ability and willingness to finance and complete the transaction in a fairly short time frame;

    - concerns regarding the near-term prospects for the commercial aircraft industry and its impact on KTI;

    - GECC's expressed desire to monetize its investment in KTI during 1999, and the Board's desire to secure a control premium for all KTI stockholders in the event of a sale by CFE;

    - consideration of the $20 million earnest money deposit made by Fairchild; and

    - Fairchild's agreement to divest, if necessary to secure antitrust approval, a limited amount of assets or businesses.

LEHMAN BROTHERS FAIRNESS OPINION (PAGE 18 AND ANNEX B)

    Lehman Brothers has delivered its opinion dated December 26, 1998 to the KTI Board of Directors to the effect that, as of such date, the merger consideration payable to the holders of KTI common stock pursuant to the merger agreement was fair, from a financial point of view, to KTI's stockholders. The opinion does not constitute a recommendation as to how any KTI stockholder should vote with respect to the adoption of the merger agreement. You are urged to read the Lehman Brothers fairness opinion in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST (PAGE 32)

    In considering the recommendation of the KTI Board of Directors that the merger agreement be adopted, KTI stockholders should be aware that a number of KTI officers and directors have interests in the merger that are or may be different from other KTI stockholders.

    Under the merger agreement, all outstanding KTI stock options issued pursuant to the KTI stock option plan will become vested and fully exercisable at the effective time of the merger. Each option will be converted automatically into the right to receive from KTI for each share subject to the option an amount in cash equal to the excess of $28.75 over the exercise price per share of the option, net of withholding taxes. In addition, completion of the merger will constitute a change of control of KTI under the employment agreements of certain KTI executive officers, triggering certain rights of those officers, including the right to receive certain payments if their employment is terminated.

    Jordan A. Law, David A. Werner, LeRoy A. Dack and Robert L. Beers have entered into voting agreements with Fairchild that, among other things, require them to vote their shares in favor of the adoption of the merger agreement.

    Two members of the KTI Board of Directors, Burton J. Kloster, Jr. and Richard P. Strubel, were designated by GECC to be nominated by KTI for election to the Board pursuant to a stockholders agreement. The interests of GECC and CFE in the merger may not necessarily coincide with those of other KTI stockholders. GECC and CFE have entered into a voting and option agreement with Fairchild which, among other things, provides that:

    - CFE will vote its shares of Series C preferred stock and common stock in favor of adopting the merger agreement;

    - CFE will, at Fairchild's option (exercisable 60 days after termination of the merger agreement, subject to certain conditions), sell its shares of Series C preferred stock and common stock to Fairchild at a price of $28.75 per share if the merger agreement is terminated; and

    - GECC's Commercial Finance Division will not engage in the fastener business for a period of ten years in exchange for a payment of $28 million to CFE.

The holders of the Series C preferred stock will receive a lower cash payment than holders of common stock. CFE, which holds 100% of the Series C preferred stock, will also receive $28 million in exchange for its parent's entering into a noncompetition agreement with Fairchild. In addition, GECC is KTI's primary lender and under the terms of the merger agreement, KTI will be required to repay all of its outstanding indebtedness, including all outstanding indebtedness permitted by the merger agreement to be incurred under KTI's credit agreement with GECC.

CONDITIONS TO THE MERGER (PAGE 26)

    KTI and Fairchild will not complete the merger unless a number of conditions are satisfied or, if permitted, waived. The conditions to both parties' obligations include:

    - the adoption of the merger agreement by KTI's stockholders;

    - the absence of any law, regulation or order making the merger illegal or prohibiting the merger;

    - the termination or expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the receipt of all material foreign antitrust approvals (the waiting period under the HSR Act expired February 5, 1999);

    - the representations and warranties of the other party must be true as of the date of the merger agreement and must be true in all material respects at the effective time; and

    - the other party must have performed its obligations under the merger agreement in all material respects.

    In addition, Fairchild has the following additional conditions to its obligations to effect the merger:

    - the receipt of the funds necessary to pay the merger consideration and repay KTI's outstanding indebtedness;

    - the receipt of a waiver from The Boeing Company with respect to certain provisions of an agreement between Boeing and KTI (this waiver has already been received);

    - the absence of any pending litigation by a governmental entity challenging or prohibiting the merger or seeking to obtain damages that would be reasonably likely to have a material adverse effect on KTI or Fairchild, or seeking to prohibit or limit the ownership or operation of KTI's business or assets by Fairchild; and

    - the absence of a material adverse effect on KTI since September 27, 1998.

REGULATORY APPROVALS (PAGE 29)

    The completion of the merger is conditioned upon receipt of certain regulatory approvals, including the expiration or termination of all applicable waiting periods under the HSR Act. On January 6, 1999, KTI and Fairchild each filed under the HSR Act a premerger notification with the Department of Justice and the Federal Trade Commission in respect of the merger. On February 5, 1999, the waiting period under the HSR Act expired.

NO SOLICITATION (PAGE 25)

    KTI has agreed not to initiate or, subject to certain exceptions, engage in any discussions with another party regarding a business combination with another party while the merger is pending. However, KTI may engage in such discussions if it determines in good faith that they could reasonably lead to a proposal that is superior to the merger agreement with Fairchild. The KTI Board of Directors may also withdraw or modify its recommendation in favor of the merger and may recommend or enter into an agreement with respect to a superior proposal.

TERMINATION OF THE MERGER AGREEMENT (PAGE 27)

    KTI and Fairchild can mutually agree to terminate the merger agreement at any time, whether before or after the receipt of stockholder approval, without completing the merger. In addition, either company can terminate the merger agreement if:

    - a governmental authority prohibits the merger, or prohibits or limits Fairchild's ownership or operation of KTI; or

    - the KTI stockholders do not approve the merger agreement at the special meeting.

    KTI can terminate the merger agreement if:

    - the merger has not been completed by May 31, 1999;

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    - the KTI Board of Directors has decided to enter into an agreement with another party with respect to a proposal superior to the merger agreement, or has withdrawn its recommendation regarding the merger agreement because of the receipt of a superior proposal; or

    - any of Fairchild's representations, warranties, covenants or agreements has been materially breached or any of its representations or warranties has become untrue, and has not been cured within 30 days.

    Fairchild can terminate the merger agreement if:

    - the merger has not been completed by June 2, 1999;

    - the KTI Board of Directors withdraws or adversely modifies its approval or recommendation of the merger; or

    - any of KTI's representations, warranties, covenants or agreements has been materially breached or any of its representations or warranties has become untrue, and has not been cured within 30 days.

TERMINATION FEE AND EARNEST MONEY DEPOSIT (PAGE 28)

    Fairchild is entitled to a termination fee of $6.5 million plus up to $2 million of out-of-pocket expenses actually incurred if:

    - KTI terminates the merger agreement because the KTI Board of Directors has decided to enter into an agreement with another party with respect to a proposal superior to the merger agreement, or has withdrawn its recommendation regarding the merger agreement because of the receipt of a superior proposal;

    - Fairchild terminates the merger agreement because the KTI Board of Directors withdraws or adversely modifies its approval or recommendation of the merger; or

    - either KTI or Fairchild terminates the merger agreement because the merger is not adopted by KTI's stockholders, there was a competing acquisition proposal pending from another party and, within 12 months after the termination, the transactions contemplated by the competing acquisition proposal are completed.

    Fairchild has made a $20 million earnest money deposit in a joint escrow account for KTI and Fairchild. The earnest money deposit will be paid to KTI if:

    - KTI terminates the merger agreement because the merger has not been completed by May 31, 1999;

    - at the time of the termination by KTI Fairchild has not received the proceeds of the financing necessary to pay the merger consideration and repay KTI's outstanding indebtedness; and

    - all other conditions to Fairchild's obligations to complete the merger have been satisfied or waived.

If the merger agreement is terminated for any other reason, the earnest money deposit will be returned to Fairchild.

VOTING AGREEMENTS (PAGE 30 AND ANNEXES C AND D)

    CFE, the holder of all 4,206,000 outstanding shares of Series C preferred stock and 1,000,000 shares of common stock as of the date of this proxy statement, has agreed with Fairchild to vote all of its shares of common and Series C preferred stock in favor of adoption of the merger agreement. In addition, four members of KTI's management (Jordan A. Law, David A. Werner, LeRoy A. Dack and Robert L. Beers), who as of the date of this proxy statement collectively held 1,073,684 shares of KTI common stock, have agreed to vote all of their shares of common stock in favor of adoption of the merger agreement.

    The CFE and management stockholder voting agreements, plus Fairchild's own holdings of approximately 720,100 shares of common stock as of the date of this proxy statement, are expected to result in 100% of the outstanding shares of Series C preferred stock and 54.9% of the outstanding common stock being voted in favor of adoption of the merger agreement. Thus, it is expected that the merger agreement will be adopted at the special meeting, even if no other KTI stockholder votes to adopt the merger agreement.

    Under its voting agreement, CFE has also granted Fairchild an option, which becomes exercisable 60 days after the termination of the merger agreement (subject to certain conditions), to acquire its shares of common stock and Series C preferred stock for a cash purchase price of $28.75 per share. The CFE voting agreement also contains a non-compete provision under which GECC has agreed that its Commercial Finance Division will not engage in the fastener business for a period of ten years in exchange for a payment of $28 million to CFE.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 37)

    You may be taxed on your receipt of the merger consideration (including through any exercise of appraisal rights) to the extent that the amount you receive exceeds your tax basis in your KTI stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax adviser in order to understand fully how the merger will affect you.

                           FORWARD-LOOKING STATEMENTS

    Some statements contained or incorporated by reference in this proxy statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements (as that term is defined in Section 27A of the Securities Act and in Section 20A of the Exchange Act). The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to:

    - changes in general economic conditions in the United States and other markets for KTI's products,

    - KTI's dependence on conditions in the airline and aerospace industries, particularly commercial aircraft build rates (primarily Boeing and Airbus),

    - changes in laws and regulations to which KTI is subject,

    - KTI's ability to develop expanded markets and products offerings as well as maintain existing markets,

    - competitive pricing pressures,

    - cost of materials and labor,

    - KTI's ability to sustain its past practice of growth through acquisitions, and

    - other risks and uncertainties contained in or incorporated by reference in this proxy statement.

    For these and other forward-looking statements KTI claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                              THE SPECIAL MEETING

GENERAL

    This proxy statement is being furnished to holders of KTI common stock and Series C preferred stock in connection with the solicitation of proxies by the KTI Board of Directors for use at the special meeting. Each copy of this proxy statement mailed to KTI stockholders is accompanied by a form of proxy for use at the special meeting.

    The KTI Board of Directors, based upon the factors described elsewhere in this proxy statement and the annexed documents (including the fairness opinion of Lehman Brothers), has concluded that the merger is fair to and in the best interests of KTI stockholders and has approved and adopted the merger agreement. THE KTI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KTI STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. See "Background and Reasons for the Merger-- Recommendation of the Board of Directors and Reasons for the Merger," "--Lehman Brothers Fairness Opinion" and "Interests of Certain Persons in the Merger."

    HOLDERS OF SHARES OF KTI COMMON STOCK AND SERIES C PREFERRED STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO KTI IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

DATE, TIME AND PLACE

    The special meeting is scheduled to be held on March 24, 1999, at 9:00 a.m., local time, at the Hilton Suites, 400 North State College Boulevard, Orange, California.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, KTI stockholders will be asked:

    - to consider and vote upon a proposal to adopt the merger agreement; and

    - to transact such other business as may properly come before the special meeting and any adjournment thereof, including adjournments or postponements of the special meeting for the purpose of soliciting additional proxies to adopt the merger agreement.

RECORD DATE AND VOTING POWER

    Only holders of record of shares of KTI common stock or Series C preferred stock at the close of business on February 18, 1999, the record date for the special meeting, are entitled to vote at the special meeting. Shares of common stock and Series C preferred stock will each be voted as a separate class. Stockholders entitled to vote will have one vote at the special meeting for each share of common stock or Series C preferred stock owned on the record date for each of the matters to be considered at the special meeting. There are 5,092,544 shares of common stock and 4,206,000 shares of Series C preferred stock entitled to be voted at the special meeting.

VOTING AT THE SPECIAL MEETING

    The transaction of business at the special meeting requires the presence in person or by proxy of the holders of a majority of the outstanding shares of common stock and the holders of a majority of the outstanding shares of Series C preferred stock entitled to vote at the special meeting. The presence of a sufficient number of shares is known as a quorum.

    If a quorum is present, adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of common stock and Series C preferred stock, each voting as a separate class. Votes may be cast for or against the proposal or stockholders may abstain from voting.

    CFE holds all 4,206,000 outstanding shares of Series C preferred stock and 1,000,000 shares of common stock. Four members of KTI management beneficially own 1,073,684 shares of common stock. As part of the transaction, CFE and the four management stockholders have agreed to vote all of their shares in favor of adoption of the merger agreement and against any competing proposal. Fairchild also beneficially owns approximately 720,100 shares of common stock. Thus, KTI expects that the merger agreement will be adopted at the special meeting. NEVERTHELESS, ALL KTI STOCKHOLDERS ARE URGED TO VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

    Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the special meeting. An abstention with respect to the adoption of the merger agreement will have the effect of a vote against the proposal. A "broker non-vote" will occur when a broker holding shares of KTI stock in "street name" (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on a proposal. Under Delaware law, a broker non-vote is counted as present for quorum purposes but is not considered to be entitled to vote on the specified matter. Therefore, because the adoption of the merger agreement requires the affirmative vote of a specified minimum percentage of all of the outstanding shares of KTI stock, rather than the vote of a specified percentage of the shares present at the meeting and entitled to vote, broker non-votes will have the effect of votes against the adoption of the merger agreement. KTI stockholders who vote for adoption of the merger agreement are not eligible to exercise appraisal rights under Delaware law. See "Appraisal Rights."

    A proxy will be voted as specified by the KTI stockholder granting the proxy. If a KTI stockholder does not return a signed proxy, the stockholder's shares will not be voted. Returning a signed proxy will not affect a stockholder's right to attend the special meeting and vote in person. KTI stockholders are urged to mark the appropriate box on the form of proxy enclosed with this proxy statement to indicate how their shares are to be voted. If a KTI stockholder returns a signed proxy, but does not indicate how the shares are to be voted, all the shares represented by the proxy will be voted "FOR" the adoption of the proposal. The proxy also confers discretionary authority on the attorneys-in-fact named in the proxy to vote the shares of stock represented by the proxy on any other matter that may properly arise at the special meeting. Such matters may include consideration of a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies to adopt the merger agreement.

    As of the date of this proxy statement, the KTI Board of Directors does not know of any other matters to be presented for action by KTI stockholders at the special meeting. If, however, other matters not now known are properly brought before the special meeting, the attorneys-in-fact named in the accompanying proxy will vote the proxies upon such matters according to their discretion and best judgment.

REVOCABILITY OF PROXY

    Any KTI stockholder who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

    - filing a written notice of revocation bearing a later date than the proxy with the corporate secretary of KTI at or before the special meeting;

    - duly executing a proxy relating to the same shares of KTI stock bearing a later date than the proxy and delivering it to the corporate secretary of KTI at or before the special meeting; or

    - attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

    Pursuant to the merger agreement, the entire cost of KTI's solicitation of proxies will be borne by KTI, except that Fairchild and KTI will share equally all fees and expenses (other than attorneys and accountants fees and expenses) associated with the printing of this proxy statement. In addition to solicitations by mail, solicitations may also be made by personal interview, facsimile transmission, telegram and telephone. KTI has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for assistance in connection with the special meeting at an estimated expense of approximately $3,500 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and KTI will reimburse them for their customary expenses in so doing.

INDEPENDENT ACCOUNTANTS

    We anticipate that a representative from Arthur Andersen LLP will be present at the special meeting and will be available to respond to appropriate questions.

                     BACKGROUND AND REASONS FOR THE MERGER

THE COMPANIES

    KTI. KTI designs, develops and manufactures a wide range of specialty components and tooling systems and provides related services used primarily by original equipment manufacturers and their subcontractors to produce aircraft and defense products. In addition, KTI serves the automotive, electrical and other industrial markets and their associated aftermarkets. KTI operates manufacturing facilities in the United States, Australia and Hungary; and sales and marketing offices in the United States, Australia, the United Kingdom, Singapore, Belgium, China and Thailand. KTI sells, markets and distributes its

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
products worldwide through its direct sales force and an international network of distributors and sales agents. KTI has more than 1,600 employees and reported revenues of $186 million for the year ended December 31, 1998.

    FAIRCHILD. Fairchild is a leading aerospace and industrial fastener manufacturer and distributor. Through its 83% owned subsidiary, Banner Aerospace, Inc. ("Banner"), Fairchild is also an international supplier to the aerospace industry, distributing a wide range of aircraft parts and related support services. Through internal growth and strategic acquisitions, Fairchild has become one of the leading aircraft parts suppliers to aircraft manufacturers and aerospace distributors. Fairchild's aerospace business consists of two segments: aerospace fasteners and aerospace parts distribution. The aerospace fasteners segment manufactures and markets high performance fastening systems used in the manufacture and maintenance of commercial and military aircraft. Banner's aerospace distribution segment stocks and distributes a wide variety of aircraft parts to commercial airlines and air cargo carriers, fixed-base operators, corporate aircraft operators and other aerospace companies. Fairchild has manufacturing operations in the United States, France, Germany and Portugal. Fairchild also owns a technology products unit which designs, manufactures and markets high performance production equipment and systems required for the manufacture of semiconductor chips and recordable compact discs, and a significant equity interest in Nacanco Paketleme, which manufactures customized cans for the beverage industry in Turkey. Fairchild also owns several parcels of developed and undeveloped land, almost entirely representing residuals of operations previously divested or closed. Included among these is an 88 acre site in Farmingdale, New York, of which 69 acres are currently being developed as a shopping center. Fairchild has more than 3,700 employees, and reported revenues of $638 million for the trailing 12 months ended December 27, 1998.

    FAIRCHILD SUB. Dah Dah, Inc. ("Fairchild Sub") is a wholly-owned subsidiary of Fairchild formed by Fairchild to effect the merger with KTI. Fairchild Sub has had no prior business, and upon consummation of the merger, its separate corporate existence will cease.

BACKGROUND OF THE MERGER

    Since KTI's formation in October 1993, KTI management has at times discussed various potential business combinations with a number of industry participants. KTI has acquired all or a portion of the businesses of a number of companies during that time, and has proposed to acquire others. Members of KTI management have at times discussed possible transactions involving an acquisition of KTI by a third party, including with Fairchild representatives, although prior to the events related below such discussions did not progress beyond a preliminary stage.

    Since KTI's initial public offering in May 1997, GECC has at times discussed with KTI management GECC's time horizon with respect to its investment in KTI. During the late summer and fall of 1998, KTI experienced a sharp decline in the trading price of its common stock, which fell from a high of $34.50 on April 30, 1998 to a low of $8.00 on October 16, 1998. KTI management believed this decline was related in part to the overall decline in the stock markets during this period and that the decline was sharper for small capitalization stocks like KTI's because investors were concerned about their ability to exit quickly from their investments. In KTI's case, this concern may have been exacerbated because a relatively small percentage of its shares are publicly traded. KTI management also believed the decline was in part attributable to investor unease regarding ongoing production difficulties at Boeing, cancellation of aircraft orders resulting from economic disruption in Asia and the resulting concern that the aerospace cycle might have peaked. During this period, GECC representatives indicated to KTI that GECC also had concerns about the downturn in the aerospace cycle, and had begun thinking about possible options to monetize its investment in KTI.

    On September 7, 1998, Jordan Law, KTI's Chairman and Chief Executive Officer, met with Dr. Eric Steiner, President and Chief Operating Officer of Fairchild at the Farnborough Air Show in England. At the meeting, Dr. Steiner told Mr. Law that Fairchild intended to make a proposal to acquire KTI, and would shortly be contacting GECC to discuss the position of GECC's subsidiary, CFE, as KTI's majority stockholder. Following the meeting, David Werner, KTI's Executive Vice President and a member of the KTI Board of Directors, informed GECC of Fairchild's interest. Fairchild disclosed in a subsequent filing on
Schedule 13D that it had begun accumulating KTI common stock through open market purchases beginning on August 17, 1998.

    On October 5, 1998, Fairchild made its initial proposal to acquire KTI at a meeting with representatives from KTI and GECC. Mr. Law and Mr. Werner represented KTI; Dr. Steiner, Robert Sharpe, Fairchild's Senior Vice President for Operations, and Rick Ivers, Managing Director of Credit Suisse First Boston, represented Fairchild; and Peter Keenoy, Managing Director of Commercial Finance, and Charles Chiodo, Senior Vice President of Commercial Finance, represented GECC. In response to Fairchild's proposal, Mr. Keenoy suggested a possible "merger of equals" transaction involving the combination of the companies' fastener operations. Dr. Steiner indicated that Fairchild would prefer an acquisition of KTI, and indicated an interest in pursuing a cash transaction for $25 per share. The KTI and GECC representatives stated that they would consider the proposal.

    On October 6, 1998, Mr. Law and Mr. Werner met with Paul Street and Michael Borom of Impala Partners, an investment banking firm. Mr. Street and Mr. Borom were informed of Fairchild's proposal by Mr. Keenoy. The participants discussed the Fairchild proposal, as well as the investment banking services Impala Partners might provide to KTI with respect to a transaction.

    On October 6, 1998, Mr. Chiodo telephoned Mr. Ivers to state that GECC was not interested in selling its shares at the proposed price. GECC then telephoned KTI management to indicate GECC's response. GECC also told KTI management that GECC had some concerns about the apparent slowing of aerospace production, and indicated that GECC hoped to monetize its investment in KTI during 1999. In light of the decline in KTI's stock price and its relatively thin trading volume, GECC did not believe it would be possible to achieve liquidity through the public market. KTI management stated that if a control premium were paid for CFE's shares in a negotiated transaction, they would like to ensure that the same premium was received by all KTI stockholders.

    On October 20, 1998, the KTI Board of Directors held a regular meeting, at which Mr. Law and Mr. Werner reported to the Board regarding the developments with Fairchild and GECC. At that meeting, the Board determined it would be appropriate to undertake a review of the various strategic alternatives available to KTI. The Board also engaged Impala Partners as its financial advisor with respect to this review. Following the meeting, KTI publicly announced the retention of Impala Partners for the purpose of undertaking a strategic review.

    Throughout the remainder of October and early November, KTI management and Impala Partners conducted the strategic review. During this period, KTI and Impala Partners also received inquiries from a number of parties interested in a potential transaction. Credit Suisse First Boston, financial advisor to Fairchild, called Mr. Street to communicate Fairchild's desire to enter into a transaction quickly. KTI management and Impala Partners also discussed GECC's position with Mr. Keenoy and Mr. Chiodo. On November 2, 1998, Fairchild filed a
Schedule 13D indicating that it had accumulated 303,000 shares (or approximately 6% of the outstanding shares of KTI common stock) on the open market.

    On November 23, 1998, the KTI Board of Directors met again to discuss the results of the strategic review. Impala Partners reviewed with the Board its analysis of the various alternatives available to KTI, including the industry outlook, the range of values available to stockholders, the likelihood of achieving such values if KTI remained independent, GECC's desire to monetize its investment and KTI's ability to achieve various market multiples. Mr. Street also outlined the process KTI might take should the Board decide to consider a sale. The directors reviewed an initial list of potential candidates to be contacted, as well as a draft of an offering memorandum to be used in connection with a solicitation of indications of interest. In the Board's view, it was desirable to understand the value that might be obtained for stockholders in a change of control or other strategic transaction. Thus, the Board decided to authorize Mr. Street to solicit indications of interest from these candidates and report back as soon as possible.

    During the period from November 23 to the first week of December, Impala Partners spoke with a number of candidates about their interest in receiving the offering memorandum, and circulated a draft confidentiality agreement to those parties who expressed interest. On December 4, 1998, Mr. Street met Jeffrey Steiner, Chairman and Chief Executive Officer of Fairchild. Mr. Steiner stated that Fairchild did not want to wait for KTI to complete its solicitation of indications of interest from other parties and was considering, among other options, launching a tender offer for KTI on Monday, December 7. Mr. Steiner indicated that, before doing so, he wanted to know what GECC's response might be. Mr. Steiner indicated that the anticipated tender offer price would be at least $25 per share in cash, and that the offer would not be conditioned on Fairchild's conduct of due diligence.

    On December 4, 1998, the KTI Board of Directors held a special meeting to discuss these developments. After significant discussion, the Board authorized Mr. Street to maintain contacts with GECC and Fairchild.

    On December 4 and 5, Mr. Street contacted GECC and Fairchild regarding Fairchild's proposed tender offer. GECC stated that it would not react negatively to a tender offer, provided that the price was at least $30 per share. Fairchild responded with three alternative forms of possible merger consideration: (1) $27.50 in cash, (2) $20 in cash plus $10 in senior notes, or
(3) $25 in cash plus $5 in Fairchild common stock.

    On December 5, the Board held another special meeting to discuss Fairchild's proposals. Mr. Street related GECC's response and Fairchild's counterproposal, and summarized the current status of Impala Partners' solicitation of indications of interest from other parties. The Board authorized Impala Partners to communicate Fairchild's proposals to GECC, and in light of Fairchild's expressed desire to conclude a transaction quickly, urged Impala Partners to accelerate its solicitation of indications of interest from those interested parties that it believed could most likely offer a significant purchase price. Impala Partners undertook to obtain responses from such parties no later than December 14.

    On December 6 and 7, Mr. Street discussed Fairchild's proposal with representatives of Fairchild and GECC. GECC indicated that, while it was reviewing each of the alternatives submitted, it was prepared to entertain Fairchild's proposals.

    On December 7, the Board held a special meeting to discuss these events. Mr. Street summarized his conversations with GECC and Fairchild. The Board revisited whether to accelerate its process to obtain indications of interest, but decided to retain the prior plan of seeking initial responses from more likely candidates by December 14, with all remaining indications of interest to be received by December 23.

    On December 8 and 9, Impala Partners had further discussions with representatives of Fairchild and separately with representatives of GECC. During this period, Fairchild revised its proposal to consist of $27.50 in cash plus $2.50 in stock for all outstanding shares of KTI stock. Impala Partners also continued to solicit indications of interest from third parties. By December 9, approximately 18 potential buyers had received the KTI offering memorandum, and another 5 to 8 were negotiating confidentiality agreements with KTI in anticipation of receiving the offering memorandum.

    On December 9, the Board held a special meeting to discuss the status of Impala Partners' solicitation efforts, as well as the Fairchild proposal. The Board discussed the evolution of Fairchild's proposal since the last meeting. Mr. Street indicated his view that GECC might be interested in pursuing Fairchild's proposal. The Board also reviewed the various indications received to date, and discussed the parties that Impala Partners expected would submit indications of interest in the near future. The Board authorized Mr. Street to communicate Fairchild's proposal to GECC, and to urge GECC to give KTI sufficient time to obtain indications of interest from other parties.

    From December 9 to 14, Impala Partners discussed Fairchild's proposal with representatives of GECC and separately with representatives of Fairchild. During that time, Fairchild indicated that it no longer intended to conduct a tender offer, but would prefer to acquire KTI through a negotiated merger transaction.

    On December 14, the Board held a special meeting to discuss the status of Fairchild's proposal and to review the other indications of interest received to date. Impala Partners had received responses from 11 (including Fairchild) of the 23 parties who received the KTI offering memorandum. Although most of the preliminary indications of interest were below the level of Fairchild's proposal, one preliminary indication of interest was at roughly the same level as Fairchild, and (like Fairchild's proposal) was subject to financing, due diligence and other conditions. Impala Partners indicated that, given the bidder's size, financing an acquisition of KTI would require more time and involve more uncertainty, and that GECC would likely prefer the Fairchild proposal. The Board also discussed the time-sensitive nature of Fairchild's proposal, as well as the need to maintain the interest of other parties in the event that negotiations with Fairchild proved unsuccessful. The Board therefore authorized Mr. Street to communicate with GECC and Fairchild regarding Fairchild's proposal, and if Fairchild's proposal were acceptable to GECC, authorized KTI management to enter into a confidentiality agreement with, and thereafter disclose non-public information to, Fairchild and to commence negotiations regarding a form of merger agreement. However, the Board also requested that Impala Partners follow up with the other bidder regarding the financing of its bid, and continue to solicit indications of interest from other identified parties.

    On December 14, following the Board meeting, Impala Partners communicated with GECC and Fairchild, indicating that GECC and KTI were willing to consider Fairchild's proposal of $27.50 in cash plus $2.50 in stock. KTI indicated that the negotiations should conclude by Friday, December 18 in order that it might negotiate with other parties if the negotiations with Fairchild were not successful. Fairchild agreed, and proposed to conduct its due diligence review during that same period.

    From December 15 to December 19, representatives of KTI, Fairchild and GECC negotiated the terms of a merger agreement, as well as voting agreements from GECC, CFE and certain management stockholders that Fairchild required as a condition to executing the merger agreement. Fairchild's representatives, including its legal counsel and financial advisor, also conducted a due diligence review of KTI's business and operations during this period. On December 19, Mr. Street and Mr. Steiner discussed certain outstanding issues relating to the negotiations. Mr. Steiner stated that, as a result of the due diligence review, Fairchild would require a 10-20% reduction in the proposed purchase price. Mr. Steiner also provided a letter from Dr. Steiner detailing the basis for the reduction. Mr. Street communicated Fairchild's request to KTI management and GECC, who agreed that the discussions should be terminated.

    On December 20, Fairchild contacted Mr. Street regarding the terms of Fairchild's proposal and the nature of its due diligence concerns. Fairchild indicated that a significant price reduction might not be necessary if KTI were able to provide additional information regarding certain due diligence items. Impala Partners relayed Fairchild's response to KTI management and to GECC.

    On December 20, the Board held a special meeting to discuss the status of the Fairchild negotiations. Impala Partners related that Fairchild remained interested in pursuing a transaction. The Board authorized KTI management and its advisors to recommence negotiations and to respond to the issues Fairchild had raised.

    On December 21, representatives of KTI and Fairchild, at times including their respective counsel, participated in a series of due diligence telephone calls. Following these calls, Mr. Steiner contacted Impala Partners to advise that Fairchild was now proposing to pay $28.50 per share in cash in a merger transaction. The Board reviewed these developments at a special meeting in the evening of December 21. The Board authorized KTI management and its legal counsel to continue negotiating with Fairchild, pending receipt by Impala Partners of indications of interest from other parties on December 23. The Board also requested that Impala Partners press Fairchild to increase its price.

    From December 21 to 23, KTI management and its legal counsel continued to finalize the terms of the merger agreement with representatives of Fairchild and GECC. Impala Partners continued to negotiate with Fairchild to increase its $28.50 proposal.

    On December 23, Fairchild revised its proposal to increase the proposed price to $28.75 in cash per common share and $22.09 in cash per share of Series C preferred stock. In addition, Fairchild proposed that GECC provide a non-compete agreement for which Fairchild proposed paying $28 million in cash.

    On December 23 and 24, the Board held special meetings to review the status of the Fairchild negotiations and the various indications of interest received from other interested parties. The Board first reviewed Fairchild's proposal, including a recent increase in the proposed price to $28.75 per share in cash, which was achieved in discussions between Mr. Steiner and Mr. Street, and the status of negotiations of the merger agreement. The Board then reviewed all indications of interest received to date from other parties. Of the ten indications of interest received from other parties, two contained price terms competitive with those proposed by Fairchild. One proposal was from the bidder that the Board had reviewed at its meeting on December 14. Impala Partners had subsequently discussed the feasibility of financing the proposed transaction with the bidder's financial advisor and with GECC. Impala Partners advised the Board that it was less likely that the bidder would be able to complete a transaction with KTI at the proposed price in a timely manner. The other competitive preliminary indication of interest was submitted (unsigned) by a financial buyer on December 23. The upper end of the valuation range contained in this proposal exceeded the price terms proposed by Fairchild. This proposal was subject to many conditions, including due diligence, and reflected a broad range of pricing interest. Impala Partners advised the Board that, in light of the returns typically expected by a financial buyer, an acquisition at the higher end of the proposed range might be less attractive to this buyer. The Board also considered the time delay involved in conducting negotiations with other buyers, as well as GECC's desire to conclude a transaction promptly. In light of these considerations, the Board authorized KTI management to continue negotiations with Fairchild to determine whether a transaction could be accomplished immediately.

    On December 24 and December 26, representatives of KTI, Fairchild, GECC and the four management stockholders, together with their legal counsel, finalized the terms of the merger agreement and the voting agreements between Fairchild and GECC, CFE and the four management stockholders.

    On December 26, the Board held a special meeting to discuss the status of the negotiations with Fairchild and to finally review the competing indications of interest. The Board discussed Fairchild's proposal of $28.75 per share and reviewed the material terms of the final merger agreement with representatives of O'Melveny & Myers LLP, KTI's legal counsel. The Board then considered the two other competitive indications of interest. Mr. Street of Impala Partners advised that Fairchild was in the best position to accomplish a transaction at the proposed price level. Mr. Street also noted that the two competing proposals were subject to due diligence, which could result in requests for price reductions (as had been the case with Fairchild). Mr. Street further noted that Fairchild had negotiated a merger agreement with satisfactory terms, and that the conduct of similar negotiations with one or more other parties would take additional time, and that there was no assurance that Fairchild's proposal could be maintained over that period. Finally, Mr. Street indicated that GECC was particularly interested in a transaction that could be completed relatively quickly. The Board then received a presentation by Lehman Brothers regarding its analysis of the merger consideration. Based on this analysis, Lehman's representatives delivered its opinion that the proposed merger consideration was fair to the KTI common stockholders from a financial point of view. After significant discussion, the Board unanimously resolved:

    - that the merger and the merger agreement are advisable, fair and in the best interests of KTI and its stockholders,

    - to adopt and approve the merger and the merger agreement, and

    - to recommend that the merger and the merger agreement be adopted by the KTI stockholders.

    Accordingly, the KTI Board of Directors unanimously recommends that you vote "FOR" the adoption of the merger agreement. Some members of the Board and of the management of KTI have interests that may present them with potential conflicts of interest in connection with the merger. See "Interests of Certain Persons in the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

    The Board's decision to adopt and approve the merger and the merger agreement were the product of a lengthy evaluation process. This process involved numerous meetings at which the Board considered the various proposals made by Fairchild, as well as numerous preliminary indications of interest from other parties, discussed various possible responses and, with the assistance of its financial and legal advisors, took and authorized various actions. See "--Background of the Merger."

    The Board, in making its determination that the merger and the merger agreement are in the best interests of KTI stockholders, considered a number of factors, including, without limitation, the following significant items:

    - The directors' familiarity with, and presentations by KTI's management, Impala Partners and Lehman Brothers regarding, the business, operations, financial condition, competitive position, business strategy and prospects of KTI, and current industry, economic and market conditions, both on a historical and on a prospective basis.

    - Concerns regarding the near-term prospects for the commercial aircraft industry and its impact on KTI.

    - The strategic alternatives available to KTI, including acquisitions by strategic or financial buyers, leveraged recapitalizations, stock repurchases and continued independent operations.

    - Public disclosure by KTI of its exploration of strategic alternatives to maximize stockholder value on October 20, and the effects of that disclosure.

    - The results of the Board's solicitation of proposals to acquire KTI and receipt of 11 preliminary indications of interest.

    - Historical and prospective market prices of KTI common stock compared to the consideration to be received in the merger. See "--Lehman Brothers Fairness Opinion--Valuation Analyses Performed--Transaction Premium Analysis."

    - Comparison of the merger consideration proposed by Fairchild to the preliminary values proposed by other interested parties, based upon information reported by Impala Partners.

    - Lehman Brother's opinion that, as of December 26, 1998, the merger consideration to be received by holders of KTI common stock was fair to them from a financial point of view. See "--Lehman Brothers Fairness Opinion" for a discussion of factors considered by Lehman Brothers in rendering its fairness opinion. A copy of the Lehman Brothers opinion is attached as Annex B to this proxy statement, and you are urged to read the opinion in its entirety.

    - Conduct of extensive due diligence by Fairchild and evidence of Fairchild's ability to finance and complete a transaction in a fairly short time frame by comparison to other parties, all of whom submitted only preliminary indications of interest and did not conduct due diligence.

    - GECC's stated desire to monetize its investment in KTI during 1999, and the Board's desire to secure a control premium for all KTI stockholders in the event of a sale by CFE.

    - Consideration of the terms of the merger agreement, including the "fiduciary out" provision (subject to the payment of a termination fee) if an acquisition proposal is received that is more attractive than the current proposal by Fairchild. See "Summary of the Merger Agreement--No Solicitation," "--Termination of the Merger Agreement" and "--Termination Fee and Earnest Money Deposit."

    - The $20 million earnest money deposit made by Fairchild.

    - Fairchild's agreement to divest, if necessary to secure antitrust approval, a limited amount of assets or businesses.

    - Review by the Board of presentations by, and discussions of the terms of the merger agreement with, KTI senior executives, as well as its legal counsel and financial advisors.

    - Consideration of the terms of the voting agreements, including the commitment of GECC, CFE and four management stockholders that, when combined with Fairchild's holdings of common stock, would result in a majority of the KTI common stock and Series C preferred stock favoring the adoption of the merger agreement.

    In view of the various factors considered by the Board, including the material factors listed above, the Board did not find it necessary or practicable to quantify or otherwise attempt to assign relative importance to the specific factors considered in making its determination, nor did the Board evaluate whether such factors were of equal importance. Individual members of the Board may have given different weights to different factors.

LEHMAN BROTHERS FAIRNESS OPINION

    Lehman Brothers was engaged to render its opinion as to the fairness, from a financial point of view, to the holders of KTI common stock of the consideration to be offered to such stockholders in the merger.

    THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS, DATED DECEMBER 26, 1998, IS ATTACHED AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS MAY READ SUCH OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE LEHMAN BROTHERS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    Lehman Brothers rendered a written opinion dated December 26, 1998 that, as of such date, and subject to certain assumptions, factors and limitations set forth in the opinion described below, the consideration to be offered to the holders of KTI common stock in the merger was fair, from a financial point of view, to such stockholders.

    No limitations were imposed by KTI on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that KTI did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from third parties with respect to the purchase of all or a part of KTI's business. Lehman Brothers was not requested to and did not make any recommendation to the KTI Board of Directors as to the form or amount of consideration to be received by the holders of KTI common stock in the merger, which was determined through arm's-length negotiations between KTI and Fairchild. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to KTI, but made its determination as to fairness, from a financial point of view, to the holders of KTI common stock of the consideration to be offered to such stockholders, on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion was for the use and benefit of the Board and was rendered to the Board in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of KTI as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, KTI's underlying business decision to proceed with or effect the merger.

    SCOPE OF REVIEW. In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the merger agreement and the specific terms of the proposed transaction, (2) publicly available information concerning KTI that Lehman Brothers believed to be relevant to its analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the quarters ended June 29, 1997, September 28, 1997, March 29, 1998, June 28, 1998 and September 27, 1998, (3) financial and operating information with respect to KTI's business, operations and prospects furnished to Lehman Brothers by KTI, (4) a trading history of KTI's common stock from May 6, 1997 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (5) a comparison of the historical financial results and present financial condition of KTI with those of other companies that Lehman Brothers deemed relevant and (6) a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant. In addition, Lehman Brothers had discussions with the management of KTI concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

    In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of KTI that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of KTI, upon advice of KTI, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of KTI as to the future financial performance of KTI. However, for purposes of its analysis, Lehman Brothers also considered certain more conservative assumptions and estimates that resulted in certain adjustments to the projections of KTI. Lehman Brothers discussed these adjusted projections with the management of KTI and they agreed with the appropriateness of the use of such adjusted projections in performing Lehman Brothers' analysis. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of KTI and did not make or obtain any evaluations or appraisals of the assets or liabilities of KTI. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

    In addition, in arriving at its opinion, Lehman Brothers also reviewed the results of efforts of KTI and its financial advisor to solicit indications of interest from third parties with respect to a purchase of all or a part of KTI's business. In particular Lehman Brothers was made aware of and considered two non-binding preliminary indications of interest from third parties that described proposed transactions in connection with which the consideration or range of consideration to be offered to the stockholders of the Company may have possibly been in excess of the consideration to be paid in the merger, but which did not satisfy the Company's objectives including, without limitation, the certainty and timing of a transaction.

    VALUATION ANALYSES PERFORMED. In connection with its opinion, Lehman Brothers performed a variety of financial and comparative analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant method of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of KTI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    TRANSACTION TERMS. The consideration to be received by holders of KTI common stock on a per share basis is $28.75 in cash.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial data for KTI to similar data for selected transactions in the fastener industry (the "Comparable Transactions"). These transactions included KTI's acquisition of M&M Machine & Tool Co., Fairchild's acquisition of Special-T Fasteners, GKN plc's acquisition of Sinter Metals Inc., Tomkins PLC's acquisition of Stant Corp., Haden MacLellan Holdings PLC's acquisition of Industrial Fasteners Supplies Ltd., Textron Inc.'s acquisition of Valois Industries, Illinois Tool Works, Inc.'s acquisition of Medalist Industries Inc., 3i plc Investor Group's acquisition of Hydra-Tight from T&N plc, Alumase Group PLC's acquisition of Benjamin Priest Group plc, Textron Inc.'s acquisition of Elco Industries Inc., and GFI Industries SA's acquisition of Hi-Shear Corp. Lehman Brothers reviewed the prices paid in the Comparable Transactions in terms of the multiple of the Transaction Value (defined as the total consideration paid) to (1) last twelve months net income or last twelve months earnings per share, where applicable (the "LTM Net Income Multiple"); (2) estimated net income or estimated earnings per share, where applicable, for the forward calendar year based on First Call and I/B/E/S (service companies used widely by the investment community to gather earnings estimates from various research analysts) data for the acquired entity (the "Forward Net Income Multiple"); and (3) book value (the "Book Value Multiple"). Lehman Brothers also reviewed the prices paid in Comparable Transactions in terms of the multiple of the Transaction Enterprise Value (defined as the total consideration paid including total debt assumed less cash and cash equivalents transferred to the acquirer) to (1) last twelve months revenue (the "LTM Revenue Multiple"); (2) last twelve months earnings before interest and tax (the "LTM EBIT Multiple"); (3) last twelve months earnings before interest, tax, depreciation and amortization (the "LTM EBITDA Multiple"); (4) estimated earnings before interest and tax (the "Forward EBIT Multiple"); and (5) estimated earnings before interest, tax, depreciation and amortization (the "Forward EBITDA multiple"). Lehman Brothers noted that (1) the LTM Net Income Multiple associated with the merger was 16.2x as compared to 18.7x for the median of the Comparable Transactions; (2) the Forward Net Income Multiple associated with the merger was 15.3x as compared to 18.3x for the median of the Comparable Transactions; (3) the Book Value Multiple associated with the merger was 3.66x as compared to 2.09x for the median of the Comparable Transactions;
(4) the LTM Revenue Multiple associated with the merger was 1.61x as compared to 0.83x for the median of the Comparable Transactions; (5) the LTM EBIT Multiple associated with the merger was 10.2x as compared to 11.4x for the median of the Comparable Transactions; (6) the LTM EBITDA Multiple associated with the merger was 8.1x as compared to 7.6x for the median of the Comparable Transactions; (7) the Forward EBIT Multiple associated with the merger was 9.0x as compared to 11.8x for the median of the Comparable Transactions; and (8) the Forward EBITDA Multiple associated with the merger was 7.3x as compared to 7.6x for the median of the Comparable Transactions.

    However, because the reasons for and the circumstances surrounding each of the Comparable Transactions were specific to such transactions, and because of the inherent differences among the businesses, operations and prospects of KTI and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the merger and the Comparable Transactions that would affect the transaction values of KTI and such acquired companies.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial data of KTI with similar data of selected companies engaged in businesses considered by

Lehman Brothers to be comparable to that of KTI. Lehman Brothers included in its selected comparable companies SPS Technologies Inc., TransTechnology Corporation, Howmet International Inc., BE Aerospace, Inc., and Ducommun Inc. (the "Comparable Companies"). For each of the Comparable Companies, Lehman Brothers calculated the multiple of the stock price as of December 15, 1998 to
(1) the latest twelve months earnings per share (the "LTM P/E Multiple"); (2) the estimated calendar year 1998 earnings per share (the "1998 P/E Multiple"), based on data from First Call; and (3) the estimated calendar year 1999 earnings per share (the "1999 P/E Multiple"), also based on First Call data. Lehman Brothers noted that as of December 26, 1998, (1) the LTM P/E Multiple for KTI (based on an acquisition price of $28.75 per share) was 16.2x as compared to 13.9x for the median of the Comparable Companies; (2) the 1998 P/E Multiple for KTI (based on an acquisition price of $28.75 per share) was 16.2x as compared to 9.8x for the median of the Comparable Companies; and (3) the 1999 P/E Multiple for KTI (based on an acquisition price of $28.75 per share) was 15.3x as compared to 8.4x for the median of the Comparable Companies. In addition, Lehman Brothers calculated the Firm Value (defined as the market value of the respective company's common equity plus total debt less cash and cash equivalents) as a multiple of the latest twelve months revenues (the "LTM Revenue Multiple"). Lehman Brothers noted that as of December 26, 1998, the LTM Revenue Multiple for KTI (based on an acquisition price of $28.75 per share) was 1.61x as compared to 1.16x for the median of the Comparable Companies. In addition, Lehman Brothers calculated the Firm Value as a multiple of the earnings before interest and tax for the latest twelve months (the "LTM EBIT Multiple"). Lehman Brothers noted that as of December 26, 1998, the LTM EBIT Multiple for KTI (based on an acquisition price of $28.75 per share) was 10.2x as compared to 8.9x for the median of the Comparable Companies. In addition, Lehman Brothers calculated the Firm Value (defined as the market value of the respective company's common equity plus total debt less cash and cash equivalents) as a multiple of the latest twelve months earnings before interest, tax, depreciation and amortization (the "LTM EBITDA Multiple"). Lehman Brothers noted that as of December 26, 1998, the LTM EBITDA Multiple for KTI (based on an acquisition price of $28.75 per share) was 8.1x as compared to 6.6x for the median of the Comparable Companies. In addition, Lehman Brothers calculated the price per share divided by the earnings per share for the calendar year 1999 (the "1999 P/E ratio") as a multiple of the five year estimated growth rate (based on data from Bloomberg) (the "1999 PEG Ratio"). Lehman Brothers noted that as of December 26, 1998, the 1999 PEG Ratio for KTI (based on an acquisition price of $28.75) was 0.77x as compared to 0.49x for the median of the Comparable Companies.

    However, because of the inherent differences between the businesses, operations and prospects of KTI and the business, operations and prospects of the companies included in the Comparable Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of KTI and the Comparable Companies that would affect the public market valuations of such companies.

    STOCK TRADING HISTORY. Lehman Brothers considered various historical data concerning the trading prices for KTI common stock for the period from January 1, 1998 to December 21, 1998 and the relative stock price performances during this same period for an index of selected companies whose market performance Lehman Brothers considered to be comparable to that of KTI (the "Comparable Companies Index"). The Comparable Companies Index was comprised of the Comparable Companies. During this period, the closing price of KTI common stock declined 15% per share, the closing price of the Comparable Companies Index declined 3% and the Russell 2000 declined 8%.

    TRANSACTION PREMIUM ANALYSIS. Lehman Brothers reviewed the premium paid in the merger based on several different share prices for KTI at various points in time. Lehman Brothers calculated the premium per share offered by Fairchild compared to the share price of KTI's (1) average price for the week prior to December 21, 1998 (the "One Week Average Premium"); (2) average price for the month prior to December 21, 1998 (the "One Month Average Premium"); (3) average price for the six months prior to December 21, 1998 (the "Six Month Average Premium"); (4) initial public offering price (the "IPO

Premium"); (5) 52-week high (the "52-Week High Premium"); (6) 52-week low (the "52-Week Low Premium); (7) share price one week prior to KTI's announcement that it was exploring its strategic alternatives on October 20, 1998 (the "Premium One Week Prior to Announcement"); and (8) share price one month prior to KTI's announcement that it was exploring its strategic alternatives on October 20, 1998 (the "Premium One Month Prior to Announcement"). Lehman Brothers noted that
(1) the One Week Average Premium associated with the merger was 18%; (2) the One Month Average Premium associated with the merger was 29%; (3) the Six Month Average Premium associated with the merger was 63%; (4) the IPO Premium was 98%;
(5) the 52-Week High Premium was -17%; (6) the 52-Week Low Premium was 290%; (7) the Premium One Week Prior to Announcement was 243%; and (8) and the Premium One Month Prior to Announcement was 117%. Lehman Brothers also noted that the median premium paid in the Comparable Transactions (as defined above) one week prior to announcement was 68% and the premium paid in Comparable Transactions one month prior to announcement was 67%.

    However, because the reasons for and the circumstances surrounding each of the Comparable Transactions were specific to such transactions, and because of the inherent differences among the businesses, operations and prospects of KTI and the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the transaction premium analysis and, accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the merger and the Comparable Transactions that would affect the transaction values of KTI and such acquired companies.

    DISCOUNTED CASH FLOW ANALYSIS. Lehman Brothers performed a discounted cash flow ("DCF") analysis for KTI using projections for the years 1999 through 2001 and fiscal year 2002 projections extrapolated from the 1999-2001 projections based upon projected growth rates of 10.0% per year for 2002 and every following year through 2008 and constant earnings per share margins. The DCF was calculated assuming discount rates ranging from 13% to 15% for KTI, and was comprised of the sum of the net present value of (1) the projected unlevered free cash flow for the years 1999 through 2003 for the five year case and 1999 through 2008 for the ten year case and (2) the year 2003 terminal value for the five year case and the year 2008 terminal value for the ten year case based upon a range of multiples of 6.0x to 8.0x projected EBITDA for KTI. Using this method, Lehman Brothers derived estimated consolidated per share valuations for KTI common stock ranging from approximately $15.97 to $38.21.

    LEVERAGED ACQUISITION ANALYSIS. Lehman Brothers performed a leveraged acquisition analysis for KTI using projections for the years 1998 through 2001, a 10% growth rate for every following year to 2008 and an assumed standard leveraged capitalization structure. This analysis was performed assuming a range of hypothetical multiples of the projected fifth fiscal year EBITDA of 6.0x to 8.0x. Using this method, Lehman Brothers estimated consolidated per share valuations for KTI common stock ranging from approximately $24.00 to $26.00.

    GOING CONCERN ANALYSIS. Lehman Brothers performed a going concern analysis for KTI using Earnings Per Share projections for the years 1998 through 2001 and a 16% growth rate for the years 2002 and 2003. The estimated values per share at the end of 2003 based on price to earnings ratios ranging from 10.0x to 15.0x were discounted using a 13% discount rate resulting in a present value share price range for KTI's shares of $20.44 to $30.66.

    ENGAGEMENT OF LEHMAN BROTHERS. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

    Lehman Brothers has performed various financial advisory and capital raising services for KTI in the past, including acting as lead manager on KTI's initial public offering in May of 1997. Lehman Brothers received customary fees for such services. The engagement of Lehman Brothers in connection with the merger was formalized by an engagement letter dated December 17, 1998 between KTI and Lehman Brothers pursuant to which KTI agreed to pay Lehman Brothers a fee of $500,000 for rendering its opinion. KTI also agreed to reimburse Lehman Brothers for reasonable expenses incurred by Lehman Brothers and to indemnify Lehman Brothers and certain related persons for certain liabilities that may arise out of its engagement and the rendering of this opinion.

    In the ordinary course of its business, Lehman Brothers actively trades in the securities of KTI and Fairchild for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                        SUMMARY OF THE MERGER AGREEMENT

    THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS PROXY STATEMENT IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT ITSELF, THE FULL TEXT OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A, AND WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE FULL TEXT OF THE MERGER AGREEMENT CAREFULLY.

STRUCTURE AND EFFECTIVE TIME

    The merger agreement provides for the merger of Fairchild Sub into KTI. KTI will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Fairchild. The merger will become effective at the time a certificate of merger is filed with the Delaware Secretary of State (or a later time if agreed in writing by the parties and specified in the certificate of merger). The time that the merger becomes effective is referred to in this proxy statement as the "effective time." The effective time is expected to occur promptly after the KTI stockholders adopt the merger agreement at the special meeting. The special meeting is scheduled for March 24, 1999. However, the closing of the merger may be delayed if other closing conditions have not been satisfied by that time.

MERGER CONSIDERATION

    The merger agreement provides that each share of common stock and each share of Series C preferred stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive cash from Fairchild in an amount equal to the merger consideration ($28.75 per share of common stock and $22.09 per share of Series C preferred stock, in each case in cash and without interest). All shares owned by KTI, Fairchild or any of their direct or indirect wholly-owned subsidiaries will, at the effective time, be cancelled and no payment will be made for such shares. If appraisal rights for any shares are perfected, then those shares will be treated as described under "Appraisal Rights."

PAYMENT PROCEDURES

    Fairchild will appoint an exchange agent who will make payment of the merger consideration in exchange for certificates representing shares of KTI stock. Fairchild will make cash available to the exchange agent in order to permit the payment of the merger consideration. Promptly after the effective time, the exchange agent will send KTI stockholders a letter of transmittal and instructions explaining how to send their stock certificates to the exchange agent. Checks for the appropriate merger consideration (minus any withholding taxes required by law) will be mailed to stockholders promptly following the exchange agent's receipt and processing of stock certificates and properly completed transmittal documents.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

    The merger agreement provides that all outstanding KTI stock options issued pursuant to the KTI stock option plan will become vested and fully exercisable at the effective time. Each option will be converted automatically into the right to receive from KTI for each share subject to the option an amount in cash equal to the excess of $28.75 over the exercise price per share of the option, net of withholding taxes.

REPAYMENT OF INDEBTEDNESS

    The merger agreement provides that at the effective time KTI will repay (in cash) all of its outstanding indebtedness for borrowed money, except for indebtedness not required by its terms to be repaid upon completion of the merger (including amounts under KTI's credit agreement with GECC). If the amount of such indebtedness exceeds KTI's cash on hand, then Fairchild will make available to KTI all funds necessary to effect the repayment as of the effective time.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of representations and warranties by KTI, Fairchild and Fairchild Sub. These representations and warranties were made as of the date of the merger agreement, and must be remade in all material respects as of the effective time. They will not, however, survive the effective time of the merger. KTI, Fairchild and Fairchild Sub all made representations and warranties regarding, among other things, matters such as corporate organization, authorization of the merger, no conflicts and governmental approvals. KTI also made representations and warranties relating to, among other things, KTI's capitalization, SEC filings, financial statements, the absence of "a material adverse effect" (as defined below under "Material Adverse Effect"), title to properties, condition of assets, litigation, compliance with law, employee benefits, taxes, labor matters, Year 2000 compliance, contracts and commitments, environmental matters and intellectual property. With respect to the merger, KTI made representations and warranties that (1) Section 203 of the Delaware General Corporation Law does not apply to the merger, (2) the KTI Board of Directors has approved the merger, (3) the Board received a fairness opinion regarding the merger from its financial advisor, and (4) the approval of the KTI stockholders is necessary to consummate the merger.

CONDUCT PRIOR TO THE EFFECTIVE TIME

    Until the effective time, KTI and its subsidiaries are required to comply with a number of interim operating covenants. In general, KTI agreed to operate during the period in the usual and ordinary course in all material respects in the same manner as previously operated. KTI also agreed to refrain from taking a number of actions, such as making significant acquisitions or incurring indebtedness other than in the ordinary course of business, without Fairchild's prior consent. KTI also agreed to limitations on its conduct regarding issuance of securities and dividends, changes in governing documents, employee compensation, accounting methods, taxes, material agreements, capital expenditures and litigation.

ADDITIONAL AGREEMENTS

    The merger agreement contains a number of additional agreements of Fairchild, Fairchild Sub and KTI regarding the completion of the merger and related transactions. Certain of these agreements are summarized below.

    SPECIAL MEETING AND PROXY MATERIALS. KTI agreed to prepare this proxy statement, mail it to KTI stockholders and call and hold the special meeting. KTI also agreed to use all commercially reasonable efforts to solicit proxies in favor of adoption of the merger agreement, and to take such other action as might be required to secure the adoption of the merger agreement by the stockholders. KTI also agreed that, subject to certain exceptions described below under "No Solicitation," the KTI Board of Directors will unanimously recommend that the KTI stockholders vote in favor of adopting the merger agreement, will include that recommendation in this proxy statement, and will not withdraw or adversely modify its recommendation.

    NO SOLICITATION. Subject to exceptions summarized below, KTI agreed that it will not, and will not authorize or permit any of the officers, directors, employees, agents and other representatives of KTI and its subsidiaries to, directly or indirectly, solicit, encourage or initiate any acquisition proposal or negotiate with any prospective buyer in connection with any acquisition proposal. An "acquisition proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KTI, or any purchase or sale of all or any significant portion of the assets or more than 100,000 shares of the capital stock of KTI or any of its subsidiaries. KTI also agreed to cease any discussions or negotiations conducted prior to the date of the merger agreement with respect to any acquisition proposal.

    However, the merger agreement provides that KTI and its Board of Directors may engage in discussions or negotiations concerning an acquisition proposal received after the date of the merger agreement that was not solicited in violation of the merger agreement (and may furnish information and cooperate in this regard) if it determines in good faith that an acquisition proposal could reasonably lead to a superior proposal. A "superior proposal" means a bona fide acquisition proposal that the KTI Board of Directors concludes in good faith (after consultation with its legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, provides for a transaction that, taking into account its likelihood of completion, is more favorable to KTI's stockholders than the merger agreement. In addition, the merger agreement provides that, following receipt of a superior proposal, the Board may withdraw, modify or not make its recommendation in favor of the merger and the Board may recommend or enter into an agreement in principle or a definitive agreement with respect to the superior proposal.

    KTI has agreed not to engage in negotiations with, or disclose any nonpublic information to, any person making an acquisition proposal unless it receives from such person an executed confidentiality agreement with terms substantially similar to the confidentiality agreement between KTI and Fairchild, dated as of December 1, 1998. KTI will promptly notify Fairchild in writing of the receipt of any acquisition proposal or any modification of an acquisition proposal, or any bona fide request for non-public information of KTI in connection with the making of an acquisition proposal. The notice must include the identity of the person or group making the acquisition proposal and the material terms and conditions of the acquisition proposal.

    INDEMNIFICATION AND INSURANCE. Fairchild has agreed to cause the surviving corporation to indemnify the present and former KTI officers and directors in accordance with the terms of their existing indemnification agreements and the indemnification provisions of KTI's certificate of incorporation and bylaws, and to the fullest extent permitted by law (including the advancement of expenses and costs of investigation and defense). Fairchild has also agreed that, for a period of four years from the effective time, the certificate of incorporation and bylaws of the surviving corporation will contain indemnification and exculpation provisions that are at least as favorable to KTI officers and directors as KTI's existing certificate of incorporation and bylaws.

    For four years after the effective time, Fairchild will cause the surviving corporation to use its commercially reasonable efforts to provide officers' and directors' liability insurance. The insurance will cover each person currently covered by KTI's officers' and directors' liability insurance policy, and will be on terms with respect to coverage and amount no less favorable than those currently in effect. However, in satisfying this obligation, neither Fairchild nor the surviving corporation is obligated to pay premiums in excess of 200% of the annual premium that KTI currently pays. If the premium would exceed the 200% level, Fairchild or the surviving corporation is obligated to obtain the coverage that is available at the 200% level.

    ANTITRUST FILINGS. KTI and Fairchild agreed to file their respective pre-merger notification and report forms under the HSR Act as soon as practicable after the signing of the merger agreement. Both companies filed these materials on January 6, 1999. The waiting period under the HSR Act expired on

February 5, 1999. KTI and Fairchild also agreed to cooperate in challenging any objections raised to the merger, and if necessary to transfer or dispose of a limited amount of assets or businesses of KTI, Fairchild or any of their respective subsidiaries.

    EMPLOYEE BENEFITS. Fairchild has agreed (1) to cause KTI to honor all employment agreements currently in force (including making funds available to KTI to meet obligations to make payments under the employment agreements after the completion of the merger if KTI does not have enough cash on hand), (2) to cause KTI until December 31, 1999 to maintain employee benefit plans that are substantially comparable in the aggregate to the KTI employee benefit plans in effect as of the date of the merger agreement, (3) to give employees of KTI and its subsidiaries full credit for service with KTI and/or its subsidiaries for all purposes, including without limitation, eligibility, vesting, satisfaction of waiting periods, level of benefits and rate of benefit accrual (but no retroactive benefit accruals are required), (4) that employees of KTI will not be subject to any pre-existing condition or evidence of insurability exclusions or limitations (except to the extent that such exclusions currently apply under KTI's plans), and (5) that the completion of the merger will constitute a change of control of KTI for purposes of all agreements, plans, policies or arrangements with employees.

    In addition to the agreements summarized above, KTI made certain covenants relating to, among other things, confidentiality, access to information, public disclosure, cooperation to complete the merger, notice of certain events, third party consents and regulatory filings.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of KTI, Fairchild and Fairchild Sub to consummate the merger are subject to the satisfaction of the following conditions:

    - KTI stockholders must adopt the merger agreement;

    - the merger must not be prevented by any governmental authority, prohibited by applicable law or enjoined; and

    - all waiting periods, if any, under the HSR Act for the transactions contemplated by the merger agreement must have expired or terminated early (the waiting period under the HSR Act expired on February 5, 1999), and all material foreign antitrust approvals must have been obtained.

    CONDITIONS TO THE OBLIGATIONS OF KTI TO EFFECT THE MERGER. The obligation of KTI to effect the merger is further subject to the satisfaction of the following additional conditions:

    - the representations and warranties of Fairchild and Fairchild Sub must have been true as of the date of the merger agreement and must be true in all material respects as if made as of the effective time; and

    - Fairchild and Fairchild Sub must have performed in all material respects their obligations under the merger agreement.

    CONDITIONS TO THE OBLIGATIONS OF FAIRCHILD AND FAIRCHILD SUB TO EFFECT THE MERGER. The obligations of Fairchild and Fairchild Sub to effect the merger are subject to the satisfaction of the following additional conditions:

    - the representations and warranties of KTI must have been true as of the date of the merger agreement and must be true in all material respects as if made as of the effective time;

    - KTI must have performed in all material respects its obligations under the merger agreement;

    - Fairchild must have received the proceeds of financing necessary to pay the merger consideration and the outstanding indebtedness on terms and conditions reasonably satisfactory to Fairchild;

    - Fairchild must have received a waiver by The Boeing Company of the provisions of Section 24.0 of that certain General Terms Agreement Number BCA-65751-029 dated September 20, 1996 between The Boeing Company and KTI (this waiver has already been received);

    - there must not be pending any suit, action or proceeding by a government authority to restrain or prohibit the merger or any other transaction contemplated by the merger agreement (including the GECC/CFE voting agreement), obtain damages that would be reasonably likely result in a material adverse effect to KTI or Fairchild or seeking to prohibit the ownership or operation by Fairchild in any material respect of the business or assets of KTI; and

    - no event can have occurred since September 27, 1998 that would constitute a material adverse effect on KTI (see "Material Adverse Effect" below).

TERMINATION OF THE MERGER AGREEMENT

    KTI and Fairchild can mutually agree to terminate the merger agreement at any time, whether before or after the receipt of stockholder approval, without completing the merger. In addition, either party can terminate the merger agreement if:

    - any judgment, injunction, order or decree enjoining KTI or Fairchild from consummating the merger or prohibiting Fairchild from acquiring, holding or exercising ownership of KTI, or limiting in any material respect Fairchild's operation of KTI, is entered and such injunction, judgment, order or decree has become final and non-appealable; or

    - the KTI stockholders do not adopt the merger agreement at the special meeting.

    Fairchild can terminate the merger agreement if:

    - the merger has not been consummated by June 2, 1999;

    - the KTI Board of Directors withdraws or modifies in a manner adverse to Fairchild its approval or recommendation of the merger, executes an agreement in principle or a definitive agreement with another party with respect to an acquisition proposal or resolves to take any such action; or

    - KTI has breached any representations, warranties, covenants or agreements or if any of its representations or warranties has become untrue; provided, however, that if the breach or inaccuracy is curable through the exercise of commercially reasonable efforts then Fairchild may not terminate unless the breach or inaccuracy has not been cured within thirty days after delivery of written notice from Fairchild to KTI, provided KTI continues to exercise commercially reasonable efforts to cure the breach or inaccuracy.

    KTI can terminate the merger agreement if:

    - the merger has not been consummated by May 31, 1999;

    - the KTI Board of Directors has decided to enter into a definitive agreement or agreement in principle with another party with respect to a superior proposal or has withdrawn its recommendation regarding the Fairchild proposal because of its receipt of a superior proposal; or

    - Fairchild has breached any of its representations, warranties, covenants or agreements or if any of its representations or warranties has become untrue; provided, however, that if the breach or inaccuracy is curable through the exercise of commercially reasonable efforts then KTI may not terminate unless the breach or inaccuracy has not been cured within thirty days after delivery of written notice from KTI to Fairchild, provided Fairchild continues to exercise commercially reasonable efforts to cure the breach or inaccuracy.

TERMINATION FEE AND EARNEST MONEY DEPOSIT

    TERMINATION FEE. Fairchild is entitled to a termination fee of $6.5 million plus up to $2 million of expenses actually incurred in connection with the transactions contemplated by the merger agreement if:

    - KTI terminates the merger agreement because the KTI Board of Directors has decided to enter into a definitive agreement or agreement in principle with another party with respect to a superior proposal or has withdrawn or modified in an adverse manner its recommendation regarding the Fairchild proposal because of its receipt of a superior proposal;

    - Fairchild terminates the merger agreement because the KTI Board withdraws or modifies in a manner adverse to Fairchild its approval or recommendation of the merger, executes an agreement in principle or a definitive agreement with another party with respect to an acquisition proposal or resolves to take any such action; or

    - either KTI or Fairchild terminates the merger agreement because the merger is not adopted by the KTI stockholders, there was an acquisition proposal from a third party pending at the time of the vote and/or termination and, within 12 months after such termination, the transactions contemplated by the competing proposal are completed.

    EARNEST MONEY DEPOSIT. Fairchild has made a $20 million earnest money deposit in an interest bearing joint escrow account between KTI and Fairchild. The earnest money deposit will be paid to KTI if (1) KTI terminates the merger agreement because the merger has not been completed by May 31, 1999, (2) at the time of such termination Fairchild has not received the proceeds of financing necessary to pay the merger consideration and to repay KTI's outstanding indebtedness for borrowed money on terms and conditions reasonably satisfactory to Fairchild (or waived this condition to its obligations), and (3) all other conditions to the obligations of Fairchild and Fairchild Sub to consummate the merger have been satisfied or waived in writing by Fairchild. In the event that the merger agreement is terminated for any other reason or the merger is completed, the earnest money deposit will be returned to Fairchild. In any case, all interest earned in the account will be paid to Fairchild.

PAYMENT OF FEES AND EXPENSES

    All fees and expenses incurred in connection with the merger agreement and the related transactions will be paid by the party incurring the expenses whether or not the merger is consummated. KTI and Fairchild will share equally all fees and expenses, other than attorneys and accountants fees and expenses, incurred in connection with the printing of this proxy statement (including any preliminary materials and any amendments or supplements).

AMENDMENTS AND WAIVERS

    The provisions of the merger agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed on behalf of both KTI and Fairchild.

MATERIAL ADVERSE EFFECT

    For purposes of the merger agreement, a "material adverse effect" means with respect to any person or any of its subsidiaries any adverse, change, circumstance or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, liabilities, financial conditions or results of operations of such person and its subsidiaries, taken as a whole, other than any change, circumstance or effect
(1) relating to general economic conditions, (2) relating to the industries in which the person operates and not specifically relating to the person (including, without limitation, changes arising in connection with revisions to orders or build rates of major aircraft manufacturers not affecting the person in a disproportionate manner as compared to other parties in the same industry), or

(3) resulting from execution of the merger agreement, or the announcement of the merger agreement and the transactions contemplated by it.

CONSEQUENCES OF THE MERGER

    After the merger, KTI stockholders will no longer have any interest in KTI or its future earnings or growth. KTI will no longer be registered as a reporting company under the federal securities laws, and shares of KTI common stock will no longer be quoted on the NASDAQ National Market System or listed on any other exchange. Shares of Series C preferred stock are not currently registered or listed, and will not be registered or listed after the merger.

                              REGULATORY APPROVALS

    Under the HSR Act and the rules of the Federal Trade Commission (the "FTC") relating to the HSR Act, the merger cannot be completed until pre-merger notifications have been filed and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and the FTC, and a specified waiting period has expired or been terminated. KTI and Fairchild each filed their respective pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 6, 1999. The waiting period under the HSR Act expired on February 5, 1999.

    The merger agreement provides that all waiting periods under the HSR Act must have expired or terminated early, and all material foreign antitrust approvals must have been obtained in order to complete the merger. The merger agreement also conditions the merger on the absence of any action by a government entity to make the merger illegal or otherwise prohibit its completion. Fairchild's obligation to complete the merger is also subject to the absence of any action by a government entity that would (1) challenge or seek to restrain or prohibit the completion of the merger and related transactions (including the GECC/CFE voting and option agreement) or seeking to obtain damages that would have a material adverse affect on KTI or Fairchild, or (2) seek to prohibit or limit Fairchild's ownership or operation of KTI in any material respect.

    At any time before or after the effective time, the Antitrust Division or the FTC could, if deemed necessary or desirable to do so, act under the federal antitrust laws and seek to enjoin completion of the merger or seek the divestiture of substantial assets of Fairchild or KTI. At any time before or after the effective time, and notwithstanding that the HSR Act waiting period has expired, any state attorney general of a state where KTI or Fairchild has operations also could take action under its state antitrust laws to enjoin completion of the merger or seek divestiture of substantial assets. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances.

    KTI and Fairchild believe that the merger will comply with federal and state antitrust laws. However, there can be no assurance that a challenge to the merger will not be made or that, if made, KTI and Fairchild would prevail or would not be required to accept certain conditions, including divestitures, in order to complete the merger. KTI and Fairchild have agreed, if necessary to secure antitrust approval, to transfer or dispose of a limited amount of assets or businesses.

    Other than the expiration or early termination of the relevant waiting periods under the HSR Act and the receipt of any material foreign antitrust approvals (and the acceptance of the certificate of merger), there are no regulatory approvals from any governmental entities required to complete the merger.

                               VOTING AGREEMENTS

    THE DESCRIPTION OF THE VOTING AGREEMENTS CONTAINED IN THIS PROXY STATEMENT IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENTS THEMSELVES. THE FULL TEXT OF THE GECC/CFE VOTING AND OPTION AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C, AND IS INCORPORATED HERE BY REFERENCE. THE FULL TEXT OF A FORM OF THE VOTING AGREEMENT EXECUTED BY EACH OF THE FOUR MANAGEMENT STOCKHOLDERS IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D. THE FULL TEXT OF EACH OF THE FOUR MANAGEMENT STOCKHOLDER AGREEMENTS IS INCLUDED AS AN EXHIBIT TO KTI'S CURRENT REPORT ON FORM 8-K (EVENT DATE DECEMBER 26, 1998) FILED WITH THE SEC AND INCORPORATED HERE BY REFERENCE.

    As a condition to executing the merger agreement, Fairchild required that GECC and its wholly-owned subsidiary, CFE, Inc. (the holder of all 4,206,000 outstanding shares of Series C preferred stock and of 1,000,000 shares of common stock as of the date of this proxy statement), execute a Voting and Option Agreement pursuant to which CFE agreed to vote in favor of adoption of the merger agreement at the special meeting. Fairchild also required four members of KTI management (Messrs. Law, Werner, Beers and Dack) to enter into Voting Agreements that require them to vote in favor of adoption of the merger agreement at the special meeting. As of the date of this proxy statement, these four management stockholders collectively owned 1,073,684 shares of common stock. The GECC and management stockholder voting agreements, plus Fairchild's own holdings of approximately 720,100 shares of common stock as of the date of this proxy statement, are expected to result in 100% of the outstanding shares of Series C preferred stock and 54.9% of the outstanding common stock being voted in favor of adoption of the merger agreement. Thus, it is expected that the merger agreement will be adopted at the special meeting, even if no other KTI stockholder votes to adopt the merger agreement.

    Under their respective voting agreements, CFE and the management stockholders also agreed to vote their shares against any competing acquisition proposals that might be made. They also agreed not to transfer or encumber any of their shares to any other person. All of the voting agreements terminate if the merger agreement is terminated. However, CFE also granted to Fairchild an option, which becomes exercisable 60 days after the termination of the merger agreement (subject to certain conditions), to purchase CFE's shares of KTI stock at a price of $28.75 per share. CFE and GECC also agreed not to encourage, solicit, participate in or initiate discussions or negotiations regarding an acquisition proposal by any other party, and agreed to cease any existing discussions or negotiations regarding an acquisition proposal. The management stockholders agreed not to (1) solicit proxies or otherwise assist any party taking any action that would interfere with the merger, (2) initiate any stockholder vote or action with respect to an opposing proposal, or (3) become a member of a group with respect to an opposing proposal. CFE agreed to waive its appraisal rights with respect to its shares, and GECC agreed that GECC's Commercial Finance Division will not engage in the fastener business for a period of ten years in exchange for a payment of $28 million to CFE.

    The existence of these voting agreements could discourage other parties from attempting to acquire KTI.

                CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

    KTI generally does not make public forecasts as to its future financial performance and condition. However, in connection with the preliminary negotiations with Fairchild as well as other potential acquirers, KTI furnished Fairchild and other potential acquirers with certain information relating to projected future operating results, cash flows and financial condition. This information was later furnished to Lehman Brothers.

    The projections set forth below were included in the information provided by KTI to Fairchild. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections or financial forecasts and are included in this proxy statement only because the projections were provided to Fairchild.

    These projections constitute forward-looking statements and were based upon numerous assumptions, including, without limitation, assumptions concerning general economic conditions in the United States, conditions in the airline and aerospace industries, commercial aircraft build rates (primarily Boeing and Airbus), competitive pricing pressures and cost of materials and labor. For a list of important factors that, in the view of KTI, could cause actual results to differ materially from those set forth in these projections, see "Forward-Looking Statements." The projections set forth below have not been adjusted to reflect any effects of the merger.

    The projections that KTI provided to Fairchild and other potential acquirers included the following information:

                                                                        YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                        1998(E)     1998(R)       1999        2001        2000
                                                       ----------  ----------  ----------  ----------  ----------
                                                                             (IN THOUSANDS)
Sales of Current Business Units......................  $  186,528  $  222,851  $  247,000  $  277,000  $  312,000
Sales from Future Acquisitions.......................      --          --          30,000     109,000     222,000
                                                       ----------  ----------  ----------  ----------  ----------
TOTAL SALES..........................................  $  186,528  $  222,851  $  277,000  $  386,000  $  534,000
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Gross Profit.........................................  $   62,157  $   74,907  $   94,180  $  131,240  $  181,560
EBITDA...............................................      35,822      44,355      55,400      77,200     106,800
Operating Income.....................................      29,148      35,127      44,619      61,570      84,935
NET INCOME...........................................      15,025      16,500      20,929      28,104      37,900

------------------------

E  = Estimated

R  = Restated to reflect all 1998 acquisitions as if closed on January 1, 1998

    These projections were based on certain assumptions as to future acquisitions. With respect to future acquisitions, no assurances can be given that any such acquisition opportunities will be available to KTI, or, if available, will be on terms acceptable to KTI, and if completed, will produce results comparable to the projected results.

    These projections were prepared by KTI in September to November 1998. Forecasts of future financial performance and condition could differ materially from the data set forth above if KTI were to prepare projections based upon circumstances existing as of the date of this proxy statement. Neither KTI nor Fairchild intend or have any duty or obligation to publicly disclose updates or revisions to the projections set forth above to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events. KTI's independent accountants have not examined or compiled the foregoing forward-looking statements and accordingly do not provide any assurance with respect to such statements.

    THESE PROJECTIONS WERE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, SOME (BUT NOT ALL) OF WHICH ARE SET FORTH ABOVE. THE ESTIMATES AND ASSUMPTIONS UNDERLYING THE PROJECTIONS INVOLVED JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE, REGULATORY AND MARKET CONDITIONS AND FUTURE BUSINESS DECISIONS WHICH, THOUGH CONSIDERED BY MANAGEMENT OF KTI TO BE REASONABLE AT THE TIME MADE, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE AND REGULATORY UNCERTAINTIES. ALL OF THESE CONDITIONS ARE DIFFICULT TO PREDICT AND MANY ARE BEYOND THE CONTROL OF KTI. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD-LOOKING INFORMATION OF ANY KIND, THE INCLUSION OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT FAIRCHILD OR ANYONE ELSE WHO RECEIVED THIS INFORMATION CONSIDERED OR CONSIDERS IT A RELIABLE PREDICTOR OF FUTURE OPERATING RESULTS AND THIS INFORMATION SHOULD NOT BE RELIED ON AS SUCH.

                          FAIRCHILD'S SOURCE OF FUNDS

    Fairchild intends to consummate the transactions contemplated by the merger agreement using (1) funds expected to be available under a new senior secured credit facility and through the issuance of its senior subordinated notes, and
(2) other cash resources available to Fairchild. Fairchild expects to execute its new senior secured credit agreement and issue its senior subordinated notes simultaneously with the consummation of the transactions contemplated by the merger agreement.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    KTI officers and directors own KTI common stock. To that extent, their interest in the merger may be considered to be the same as other KTI stockholders. For information concerning such ownership, see "Security Ownership of Certain Beneficial Owners and Management." However, in considering the recommendation of the KTI Board of Directors that the merger agreement be adopted, KTI stockholders should be aware that a number of KTI officers and directors have interests in the merger that are, or may be, different from other KTI stockholders.

    Under the terms of the merger agreement, all outstanding KTI stock options issued pursuant to the KTI stock option plan will become vested and fully exercisable at the effective time and will be converted into the right to receive from KTI for each share subject to the option an amount in cash equal to the excess of $28.75 over the exercise price per share of the option, net of withholding taxes. In addition, completion of the merger will constitute a change of control of KTI under the employment agreements of certain KTI executive officers, triggering certain rights of those officers, including the right to receive certain payments if their employment is terminated.

    Fairchild also has agreed to indemnify each KTI officer and director against losses arising from his or her service as a director or officer of KTI and will continue to maintain directors' and officers' liability insurance for them. See "Summary of the Merger Agreement--Additional Agreements--Indemnification and Insurance."

    Messrs. Law, Werner, Beers and Dack have entered into voting agreements with Fairchild that, among other things, require them to vote their shares in favor of adopting the merger agreement.

    Two members of the KTI Board of Directors, Burton J. Kloster, Jr. and Richard P. Strubel, were designated by GECC to be nominated by KTI for election to the Board pursuant to a stockholders agreement. Prior to joining the Board, Mr. Kloster served as a director and a senior executive officer of GECC. GECC and CFE have entered into a voting and option agreement with Fairchild which, among other things, provides that:

    - CFE will vote its shares of Series C preferred stock and common stock in favor of adopting the merger agreement;

    - CFE will, at Fairchild's option, sell its shares of Series C preferred stock and common stock to Fairchild at a price of $28.75 per share if the merger agreement is terminated (subject to certain conditions); and

    - GECC's Commercial Finance Division will not engage in the fastener business for a period of ten years in exchange for a payment of $28 million to CFE.

If Fairchild were to exercise its option to purchase CFE's shares of Series C preferred stock, those shares would automatically be converted into shares of common stock. In addition, GECC is KTI's primary lender through a credit agreement under which, as of December 31, 1998, KTI owed GECC approximately $87 million. The merger agreement requires the repayment of all of KTI's indebtedness at the effective time, including all indebtedness under the GECC credit agreement. See "Summary of the Merger Agreement--Repayment of Indebtedness." GECC's interests in the merger may not necessarily coincide with those of other KTI stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN FIVE PERCENT BENEFICIAL OWNERS

    Except for executive officers of KTI, the following table sets forth the stock ownership of all persons known by KTI to be the beneficial owners of more than 5% of the outstanding shares of KTI common stock as of February 18, 1999, based upon Schedule 13D or 13G reports filed with the Securities and Exchange Commission.

                                                                          SHARES OF COMMON STOCK OR COMMON STOCK
                                                                           EQUIVALENTS BENEFICIALLY OWNED(1)(2)
                                                                      ----------------------------------------------
                                                                                   COMMON STOCK      FULLY DILUTED
NAME AND ADDRESS OF BENEFICIAL OWNER                                    NUMBER    PERCENTAGE (3)   PERCENTAGE(3)(4)
--------------------------------------------------------------------  ----------  ---------------  -----------------
CFE, Inc.(5) .......................................................   5,206,000         19.64%            55.83%
  201 High Ridge Road
  Stamford, Connecticut 06927

The Fairchild Corporation(5) .......................................     720,100         14.14%             7.72%
  45025 Aviation Drive, Suite 400
  Dulles, Virginia 20166-7516

Chartwell Investment Partners(6) ...................................     332,300          6.53%             3.56%
  1235 Westlake Drive, Suite 330
  Berwyn, Pennsylvania 19312

------------------------

(1) Shares of Series C preferred stock are treated as common stock equivalents because they are convertible at any time into common stock at a one-to-one conversion rate, subject to adjustment in certain circumstances.

(2) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 18, 1999. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Except as provided under applicable state marital property laws or as otherwise noted, each person or entity named in the table has sole voting power and investment with respect to all shares of capital stock listed as owned by such person or entity.

(3) Does not include common stock which may be issued pursuant to the Agreement and Plan of Merger among KTI, KTIC Acquisition Corp. and M&M Machine & Tool Co. dated as of July 27, 1998, where KTI may be obligated to pay up to $2 million as part of the second contingent adjustment to the former stockholders of M&M Machine & Tool Co., of which $800,000 will be in the form of KTI common stock. The value of each share of KTI common stock shall equal the average closing price for the twenty trading days preceding the second contingent adjustment date, which shall be no later than February 28, 1999.

(4) "Fully Diluted Percentage" means, as of February 18, 1999, the number of shares of common stock and common stock equivalents held by such person, divided by the sum of (1) the number of shares of common stock outstanding and (2) the number of shares of common stock issuable upon conversion or exercise of all outstanding convertible securities, option and warrants convertible into, or exercisable for, common stock at that time or within sixty days thereafter.

(5) CFE, Inc., a wholly-owned subsidiary of GECC, holds 1,000,000 shares of common stock and 4,206,000 shares of Series C preferred stock. GECC and CFE have entered into a voting and option agreement with Fairchild pursuant to which CFE has agreed to vote its share in favor of the merger agreement and against any competing proposal. CFE has also granted to Fairchild an option to purchase CFE's shares that becomes exercisable 60 days after the merger agreement is terminated (subject to certain conditions). Beneficial ownership of CFE's shares has not been attributed to Fairchild for purposes of this table.

(6) A Schedule 13G filed April 13, 1998 indicates that the reporting entity is a registered investment adviser, which has sole voting power with respect to 196,200 shares and sole disposition power with respect to all of the shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth the beneficial ownership of KTI common stock by each director and each executive officer so indicated and all executive officers and directors as a group as of February 18, 1999.

                                                                          SHARES OF COMMON STOCK OR COMMON STOCK
                                                                           EQUIVALENTS BENEFICIALLY OWNED(1)(2)
                                                                      ----------------------------------------------
                                                                                   COMMON STOCK      FULLY DILUTED
NAME OF BENEFICIAL OWNER                                                NUMBER     PERCENTAGE(3)   PERCENTAGE(3)(4)
--------------------------------------------------------------------  ----------  ---------------  -----------------

Jordan A. Law(5)....................................................     335,394          6.58%             3.60%

David A. Werner(6)..................................................     344,564          6.76%             3.70%

Robert L. Beers(7)..................................................     201,750          3.96%             2.16%

LeRoy A. Dack(8)....................................................     202,726          3.98%             2.17%

Norman A. Barkeley(9)...............................................       5,875             *                 *

Burton J. Kloster, Jr.(9)...........................................      10,375             *                 *

Richard P. Strubel(9)...............................................       3,375             *                 *

All directors and executive officers as a group
  (7 people)(5)(6)(7)(8)(9).........................................   1,104,059         21.63%            11.84%

------------------------

*   Less than 1%.

(1) Shares of Series C preferred stock are treated as common stock equivalents because they are convertible at any time into common stock at a one-to-one conversion rate, subject to adjustment in certain circumstances.

(2) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 18, 1999. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Except as provided under applicable state marital property laws or as otherwise noted, each person or entity named in the table has sole voting power and investment with respect to all shares of capital stock listed as owned by such person or entity.

(3) Does not include common stock which may be issued pursuant to the Agreement and Plan of Merger among KTI, KTIC Acquisition Corp. and M&M Machine and Tool Co. dated as of July 27, 1998, where KTI may be obligated to pay up to $2 million as part of the second contingent adjustment to the former stockholders of M&M Machine and Tool Co., of which $800,000 will be in the form of KTI common stock. The value of each share of KTI common stock shall equal the average closing price for the twenty trading days preceding the second contingent adjustment date, which shall be no later than February 28, 1999.

(4) "Fully Diluted Percentage" means, as of February 18, 1999, the number of shares of common stock and common stock equivalents held by such person, divided by the sum of (i) the number of shares of common stock outstanding and (ii) the number of shares of common stock issuable upon conversion or exercise of all outstanding convertible securities, option and warrants convertible into, or exercisable for, common stock at that time or within sixty days thereafter.

(5) For Mr. Law the amount listed includes options exercisable within 60 days of February 18, 1999 to purchase 3,250 shares of common stock. Mr. Law has entered into a voting agreement with Fairchild with respect to his shares and options. See below.

(6) For Mr. Werner the amount listed includes options exercisable within 60 days of February 18, 1999 to purchase 3,000 shares of common stock. Mr. Werner has entered into a voting agreement with Fairchild with respect to his shares and options. See below.

(7) For Mr. Beers the amount listed includes options exercisable within 60 days of February 18, 1999 to purchase 1,750 shares of common stock. Mr. Beers has entered into a voting agreement with Fairchild with respect to his shares and options. See below.

(8) For Mr. Dack, the amount listed includes options exercisable within 60 days of February 18, 1999 to purchase 2,750 shares of common stock. Mr. Dack has entered into a voting agreement with Fairchild with respect to his shares and options. See below.

(9) For each of Messrs. Barkeley, Kloster and Strubel, the amount listed includes options exercisable within 60 days of February 18, 1999 to purchase 375 shares of common stock.

CHANGES IN CONTROL

    Pursuant to their voting agreements with Fairchild, each of CFE and Messrs. Law, Werner, Beers and Dack has agreed to vote all of their shares in favor of the adoption of the merger agreement. The GECC Voting Agreement and management stockholder voting agreements, plus Fairchild's own holdings of approximately 720,100 shares of common stock as of the date of this proxy statement, are expected to result in 100% of the outstanding Series C Preferred Stock and 54.9% of the outstanding common stock being voted in favor of adoption of the merger agreement. Thus, it is expected that the merger agreement will be adopted at the special meeting, which would effect a change in control of KTI. Under its voting agreement, CFE has granted Fairchild an option to purchase CFE's shares which, if exercised, could also effect a change in control of KTI. See "Voting Agreements."

                         SELECTED FINANCIAL INFORMATION

    The following selected financial information for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 has been derived from the audited consolidated financial statements of KTI. The selected financial information set forth below should be read in conjunction with the historical financial statements and related notes of KTI incorporated by reference in this proxy statement.

                                                                                    KTI
                                                          -------------------------------------------------------
                                                                          YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME DATA                       1994       1995       1996        1997        1998
--------------------------------------------------------  ---------  ---------  ---------  ----------  ----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................  $  55,117  $  68,781  $  99,023  $  150,429  $  185,512
Gross profit............................................     14,000     16,841     26,099      46,039      56,289
Operating income........................................      4,952      6,823     12,836      24,585      28,851
Net income..............................................      1,519      2,311      5,295      12,590      14,870
Earnings Per Share
  Basic.................................................  $    0.89  $    1.39  $    3.26  $     4.23  $     3.39
  Diluted...............................................  $    0.22  $    0.34  $    0.78  $     1.54  $     1.64
Weighted average number of shares of common stock and
  common stock equivalents
  Basic.................................................      1,594      1,594      1,594       2,967       4,382
  Diluted...............................................      6,800      6,800      6,800       8,173       9,085
Cash dividends per common share.........................     --         --         --          --          --

                                                                               DECEMBER 31,
                                                          -------------------------------------------------------
CONSOLIDATED BALANCE SHEET DATA                             1994       1995       1996        1997        1998
--------------------------------------------------------  ---------  ---------  ---------  ----------  ----------
                                                                              (IN THOUSANDS)
Working capital.........................................  $  15,563  $  18,991  $  30,188  $   38,700  $   47,917
Total assets............................................     35,051     43,336     73,689     101,656     199,359
Total long-term liabilities.............................     22,051     24,895     46,340      27,992      85,295
Total stockholder's equity..............................      2,944      5,157     10,626      49,433      72,724

                     MARKET PRICE AND DIVIDEND INFORMATION

    KTI common stock is listed and quoted on the NASDAQ National Market System under the symbol "KTIC." The following table sets forth for the calendar periods indicated the high and low closing sales prices per share of common stock as reported by NASDAQ for each quarter since KTI's initial public offering on May 6, 1997. KTI has not declared any dividends on its common stock during this period. The prices reflected in the following table do not include mark-ups, mark-downs or commissions.

                                                                              CLOSING PRICE PER
                                                                                    SHARE
                                                                             --------------------
                                                                               HIGH        LOW
                                                                             ---------  ---------
1997:
  Second Quarter (beginning May 6).........................................  $   19.87  $   14.50
  Third Quarter............................................................      30.25      18.50
  Fourth Quarter...........................................................      34.12      24.50
1998:
  First Quarter............................................................  $   29.50  $   24.00
  Second Quarter...........................................................      34.50      22.25
  Third Quarter............................................................      24.00      11.50
  Fourth Quarter...........................................................      27.50       8.00

    The last reported sales price per share of KTI common stock on December 24, 1998, the last trading day prior to the public announcement of the execution of the merger agreement, was $24.625 as reported by NASDAQ.

    The last reported sales price per share of KTI common stock on February 17, 1999, was $27.25 as reported by NASDAQ. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE KTI COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

            CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO
                        STOCKHOLDERS AND OPTION HOLDERS

    The receipt of cash by a KTI stockholder in the merger or as a result of the exercise of appraisal rights may be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign income or other tax laws. Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted basis in the shares. If the shares constitute a capital asset in the stockholder's hands, the rate at which any gain is taxed for federal income tax purposes will depend on how long the stockholder has held the shares on the date of the merger.

    A stockholder who is a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership with certain types of partners may not be subject to federal income tax with respect to any gain or loss on the sale of KTI stock. However, this exemption is subject to a number of complex limitations that depend on a stockholder's particular circumstances.

    In general, holders of options to purchase KTI stock will be required to report as ordinary taxable income any cash they receive in exchange for cancellation of the options. In addition, any cash payable to an option holder will be reduced by the amount of any taxes required to be withheld on such ordinary income.

    THIS SUMMARY DESCRIBES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR KTI STOCKHOLDERS. IT DOES NOT DISCUSS ALL POTENTIALLY RELEVANT FEDERAL INCOME TAX MATTERS OR THE CONSEQUENCES TO ANY STOCKHOLDERS OR OPTIONHOLDERS SUBJECT TO SPECIAL TAX TREATMENT, OR ANY STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. THE TAX CONSEQUENCES TO PARTICULAR KTI STOCKHOLDERS WILL DEPEND ON THEIR SPECIFIC CIRCUMSTANCES. KTI STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER TO THEM.

                                APPRAISAL RIGHTS

    Section 262 of the Delaware General Corporation Law provides that KTI stockholders who do not wish to accept the merger consideration may elect to have the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) determined by the Delaware Chancery Court. This amount would then be paid to the stockholder in cash, together with a fair rate of interest. The following summary of Section 262 is qualified in its entirety by reference to the full text of Section 262, which is attached to this Proxy Statement as Annex E.

    STOCKHOLDERS WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS OR TO PRESERVE THEIR APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW ANNEX E. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 IN A TIMELY MANNER MAY RESULT IN THE LOSS OF THE APPRAISAL RIGHT. BECAUSE OF THE COMPLEXITY OF THESE PROCEDURES, STOCKHOLDERS ARE URGED TO SEEK THE ADVICE OF LEGAL COUNSEL IF THEY ARE CONSIDERING EXERCISING THEIR APPRAISAL RIGHTS.

    Stockholders who wish to exercise appraisal rights under Section 262 must satisfy each of the following conditions:

    - The stockholder must not vote in favor of the merger.

    - The stockholder must deliver to KTI a written demand for appraisal before the vote on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement. Merely voting against, abstaining from voting, or failing to vote in favor of adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262.

    - The stockholder must continuously hold the shares for which appraisal is sought from the date of the demand through the effective time. Appraisal rights will be lost if the shares are transferred before the effective time.

    - The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value the shares within 120 days after the effective time.

    Demands for appraisal must be made in writing and must be mailed or delivered to: W. Robert Morrow, General Counsel and Secretary, Kaynar Technologies Inc., 500 North State College Boulevard, Suite 1000, Orange, California 92868-1638.

    STOCKHOLDERS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION. THE LEHMAN BROTHERS OPINION IS NOT AN OPINION AS TO FAIR VALUE UNDER SECTION 262.

    If a stockholder demands appraisal of shares under Section 262 and fails to perfect, withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration. Stockholders may withdraw a demand for appraisal by delivering to KTI a written withdrawal of the demand and acceptance of the merger consideration. However, KTI must consent to any withdrawal request made more than 60 days after the effective time.

                                 OTHER MATTERS

    As of the date of this proxy statement the KTI Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the special meeting other than as discussed herein.

    If the merger is not consummated, or if it is not consummated within the time period currently contemplated, KTI will hold a 1999 annual meeting of stockholders. As described in KTI's proxy statement relating to its 1998 annual meeting of stockholders, proposals of KTI's stockholders to be considered for inclusion in the proxy statement relating to its 1999 annual meeting of stockholders must have been received at KTI's executive office by December 2, 1998. No such proposals were received by KTI by that date.

                      WHERE YOU CAN FIND MORE INFORMATION

    As required by law, both KTI and Fairchild file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about KTI and Fairchild. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

    The Commission allows KTI to "incorporate by reference" information into this proxy statement, which means that KTI can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement. This proxy statement incorporates by reference the information contained in the following documents previously filed by KTI with the Commission (Commission file number 000-22519):

    (a) KTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

    (b) KTI's Current Report on Form 8-K filed January 5, 1999 (event date December 26, 1998).

KTI also incorporates by reference the information contained in all other documents KTI files with the Commission after the date of this proxy statement and before the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed. These incorporated documents speak only as of their respective dates (or such other date as stated therein) and not as of the date of this proxy statement.

    If you are a stockholder of KTI and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement), you should write to Kaynar Technologies Inc., 500 North State College Boulevard, Suite 1000, Orange, California 92868-1638, Attention: W. Robert Morrow, Secretary. In order to ensure timely delivery of the documents you request, you should make your request by March 1, 1999.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. KTI HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 19, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                               ANNEXED DOCUMENTS

    Certain important information related to KTI, Fairchild, Fairchild Sub, their respective subsidiaries and the merger agreement is included in the materials attached to this proxy statement. Such materials are specifically incorporated herein and made part hereof. You should read these materials carefully. These materials are:

Annex A........  Merger Agreement
Annex B........  Opinion of Lehman Brothers Inc.
Annex C........  GECC/CFE Voting and Option Agreement
Annex D........  Form of Management Stockholder Voting Agreement
Annex E........  Section 262 of the Delaware General Corporation Law

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                           THE FAIRCHILD CORPORATION,
                                 DAH DAH, INC.
                                      AND
                            KAYNAR TECHNOLOGIES INC.
                         DATED AS OF DECEMBER 26, 1998

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
ARTICLE I            THE MERGER
    1.1              The Merger..........................................................................        A-1
    1.2              Effective Time; Closing.............................................................        A-1
    1.3              Effect of the Merger................................................................        A-1
    1.4              Certificate of Incorporation; Bylaws................................................        A-2
    1.5              Directors and Officers..............................................................        A-2
    1.6              Effect on Capital Stock.............................................................        A-2
    1.7              Surrender of Certificates...........................................................        A-3
    1.8              Stock Transfer Books; No Further Ownership Rights in Company Common Stock and
                     Company Preferred Stock.............................................................        A-4
    1.9              Lost, Stolen or Destroyed Certificates..............................................        A-4
    1.10             Accounting Consequences; Repayment of Company Indebtedness..........................        A-4
    1.11             Taking of Necessary Action; Further Action..........................................        A-4
    1.12             Deposit.............................................................................        A-4

ARTICLE II           REPRESENTATIONS AND WARRANTIES OF COMPANY
    2.1              Organization, Standing and Power....................................................        A-5
    2.2              Capital Structure...................................................................        A-5
    2.3              Authority; No Conflicts.............................................................        A-5
    2.4              Reports and Financial Statements; Absence of Company Material Adverse Effect........        A-7
    2.5              Board Approval; Vote Required.......................................................        A-8
    2.6              Brokers and Finders.................................................................        A-8
    2.7              Opinion of the Financial Advisors...................................................        A-8
    2.8              Title to Properties; Entire Business; Condition of Assets...........................        A-8
    2.9              Litigation..........................................................................        A-9
    2.10             No Material Violations..............................................................        A-9
    2.11             Employee Benefits...................................................................        A-9
    2.12             Proxy Statement.....................................................................       A-10
    2.13             Taxes...............................................................................       A-10
    2.14             Section 203 of the DGCL.............................................................       A-11
    2.15             Labor Matters.......................................................................       A-11
    2.16             Year 2000 Compliance................................................................       A-11
    2.17             Contracts and Commitments...........................................................       A-11
    2.18             Environmental Matters...............................................................       A-12
    2.19             Intellectual Property...............................................................       A-12

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
    3.1              Organization, Standing and Power....................................................       A-13
    3.2              Authority; No Conflicts.............................................................       A-13
    3.3              Board Approval; No Stockholder Vote Required........................................       A-13
    3.4              Brokers and Finders.................................................................       A-14
    3.5              Proxy Statement.....................................................................       A-14
    3.6              Interim Operations of Merger Sub....................................................       A-14

                                                                                                             PAGE
                                                                                                           ---------
ARTICLE IV           CONDUCT PRIOR TO THE EFFECTIVE TIME
    4.1              Conduct of Business by Company......................................................       A-14

ARTICLE V            ADDITIONAL AGREEMENTS
    5.1              Proxy Statement; Other Filings; Board Recommendations...............................       A-16
    5.2              Meeting of Company Stockholders.....................................................       A-17
    5.3              Confidentiality; Access to Information..............................................       A-17
    5.4              No Solicitation.....................................................................       A-18
    5.5              Public Disclosure...................................................................       A-19
    5.6              Reasonable Efforts; Notification....................................................       A-19
    5.7              Third Party Consents................................................................       A-20
    5.8              Indemnification.....................................................................       A-20
    5.9              Regulatory Filings; Reasonable Efforts..............................................       A-21
    5.10             Employee Benefits...................................................................       A-21

ARTICLE VI           CONDITIONS TO THE MERGER
    6.1              Conditions to Obligations of Each Party to Effect the Merger........................       A-22
    6.2              Additional Conditions to Obligations of Company.....................................       A-22
    6.3              Additional Conditions to the Obligations of Parent and Merger Sub...................       A-23

ARTICLE VII          TERMINATION, AMENDMENT AND WAIVER
    7.1              Termination.........................................................................       A-23
    7.2              Notice of Termination; Effect of Termination........................................       A-25
    7.3              Fees and Expenses...................................................................       A-25
    7.4              Amendment...........................................................................       A-25
    7.5              Extension; Waiver...................................................................       A-25

ARTICLE VIII         GENERAL PROVISIONS
    8.1              Non-Survival of Representations and Warranties......................................       A-26
    8.2              Notices.............................................................................       A-26
    8.3              Certain Definitions.................................................................       A-27
    8.4              Counterparts........................................................................       A-27
    8.5              Entire Agreement; Third Party Beneficiaries.........................................       A-27
    8.6              Severability........................................................................       A-28
    8.7              Other Remedies; Specific Performance................................................       A-28
    8.8              Governing Law.......................................................................       A-28
    8.9              Rules of Construction...............................................................       A-28
    8.10             Assignment..........................................................................       A-28
    8.11             Waiver of Jury Trial................................................................       A-28

                               INDEX OF EXHIBITS

Exhibit A  Form of Voting and Option Agreement

Exhibit B  Form of Voting Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 26, 1998 by and among THE FAIRCHILD CORPORATION, a Delaware corporation ("PARENT"), DAH DAH INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and KAYNAR TECHNOLOGIES INC., a Delaware corporation ("COMPANY").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law (the "DGCL"), Parent and Company intend to enter into a business combination transaction.

    B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is in the best interests of Company and its stockholders, (ii) has approved this Agreement and the Merger and declared them to be advisable and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

    C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, a stockholder of Company (the "STOCKHOLDER") is entering into a Voting and Option Agreement in substantially the form attached hereto as Exhibit A (the "VOTING AND OPTION AGREEMENT") and certain other stockholders of Company are entering into a Voting Agreement in substantially the form attached hereto as Exhibit B.

    D. Certain defined terms used in this Agreement are set forth in Section
8.3.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER") (the time of such filing, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of O'Melveny & Myers LLP at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of

Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

    (a) At the Effective Time, and without any further action on the part of Company, Merger Sub or their respective stockholders, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Kaynar Technologies Inc."

    (b) At the Effective Time, and without any further action on the part of Company, Merger Sub or their respective stockholders, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

    (a) CONVERSION OF COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. Each share of Common Stock, $0.01 par value per share, of Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, and each share of Series C Preferred Stock, par value $0.01 per share, of Company (the "COMPANY PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock and Company Preferred Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted into the right to receive, respectively (the "MERGER CONSIDERATION"), an amount, in cash, equal to (a) $28.75 per share of Company Common Stock and (b) $22.09 per share of Company Preferred Stock.

    (b) CANCELLATION OF PARENT-OWNED STOCK. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) COMPANY STOCK OPTIONS. At the Effective Time, all outstanding options to purchase Company Common Stock held by all current and former employees and directors of Company and which are outstanding as of the date of this Agreement and listed in Section 2.2 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS"), whether or not then exercisable, shall be made fully vested and exercisable and will be cancelled and extinguished and automatically converted into the right to receive from Company for each share subject to such Company Stock Option an amount in cash equal to the excess of the Merger Consideration over the exercise price per share of such Company Stock Option, net of any and all applicable withholding taxes. Company shall, prior to the Effective Time, take all steps necessary or appropriate with respect to the Company Stock Options to effect the foregoing as of the Effective Time.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $1.00 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) WITHHOLDING RIGHTS. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as the Exchange Agent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid to any Governmental Entity by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

    (f) DISSENTER'S RIGHTS. Notwithstanding anything in this Agreement to the contrary, in the event that dissenters' rights are available in connection with the Merger pursuant to Section 262 of the DGCL, shares of Company Common Stock and Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead shall be converted into the right to receive such consideration as may be determined to be due to such stockholders pursuant to Section 262 of the DGCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holders' shares of Company Common Stock and/or Company Preferred Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. Company shall give Parent (i) prompt notice of any written demands for appraisal of shares received by Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

    1.7  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock, if any, whose shares were converted into the Merger Consideration (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the Merger Consideration into which such shares of Company Common Stock or Company Preferred Stock, if any, shall have been so converted.

    (c) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered prior to seven years after the Effective Time (or immediately prior to any earlier date on which any Merger Consideration payable with respect to any unsurrendered certificates would otherwise escheat or become property of any Governmental Entity), any Merger Consideration in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all the claims or interest of any person previously entitled thereto.

    1.8 STOCK TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. At the Effective Time, the stock transfer books of Company shall be closed with respect to the shares of Company Common Stock and Company Preferred Stock, and no transfer of any such shares shall thereafter be made. The Merger Consideration delivered in accordance with the terms hereof upon the surrender of shares of Company Common Stock and Company Preferred Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Company Common Stock and Company Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.10  ACCOUNTING CONSEQUENCES; REPAYMENT OF COMPANY INDEBTEDNESS.

    (a) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

    (b) Coincident with the Effective Time, Company shall repay (in cash) all of its outstanding indebtedness for borrowed money as set forth in Section 2.2 of the Company Disclosure Schedule except for indebtedness not required by its terms to be repaid upon consummation of the transactions contemplated hereby (other than indebtedness pursuant to the Credit Agreement (as hereinafter defined), which Company shall in any event repay at the Effective Time). If, prior to effecting such repayment, the amount of such indebtedness exceeds Company's cash on hand, then Parent will make available to Company all funds necessary to effect such repayment as of the Effective Time.

    1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary or desirable action. Parent shall cause Merger Sub timely to perform all of its obligations arising in connection with this Agreement and the transactions contemplated thereby.

    1.12  DEPOSIT.

    (a) As soon as practicable following the execution and delivery of this Agreement but in any event not later than the second business day following the date hereof, Parent shall deliver by wire transfer of immediately available funds to an interest-bearing joint escrow account to be opened by representatives of Company and Parent or Merger Sub an earnest money deposit in the amount of $20 million (the "DEPOSIT"). Until the business day following (a) the Closing Date or (b) the date of the termination of this

Agreement pursuant to Section 7.1, the Deposit shall be held in such joint account and subject to the provisions of this Section 1.12. The Deposit shall be invested as mutually agreed by Parent and Company and, at the end of each calendar month, any and all interest or other earnings with respect to the Deposit shall be paid by the escrow agent to Parent. Withdrawals shall be made from the joint escrow account only with the written authorization of both Company and Parent and only as provided in this Section 1.12. Each of Company and Parent covenants and agrees to authorize and to cause to be made all withdrawals required to be made by this Section 1.12.

    (b) In the event that this Agreement shall be terminated pursuant to Section
7.1 other than by Company pursuant to Section 7.1(b), then not later than one business day following the date of such termination, the Deposit shall be withdrawn and paid over to Parent. In the event that this Agreement shall be terminated by Company pursuant to Section 7.1(b), and at the time of such termination the condition to the obligations of Parent and Merger Sub to consummate and effect the Merger set forth in Section 6.3(c) has not been satisfied or waived in writing by Parent, and all other conditions to the obligations of Parent and Merger Sub to consummate and effect the Merger set forth in Sections 6.1 and 6.3 shall have been satisfied or waived in writing by Parent, then the Deposit shall be withdrawn and paid over to Company. In determining whether any condition has been met for purposes of the immediately preceding sentence, any condition the satisfaction of which requires any action by Company on the Closing Date shall be considered to have been duly satisfied if Company stands ready to take such action within one business day and Company shall have so advised Parent in writing. Interest earned but not yet withdrawn and paid to Parent, if any, shall be paid to Parent following the withdrawal and payment of the Deposit to Company. Immediately following the Effective Time, the Deposit, together with all interest earned thereon, shall be withdrawn and paid to Parent. From and after the withdrawal and payment of the Deposit pursuant to this Section 1.12(b), the party to whom payment is not made shall cease to have any interest in or rights with respect to the Deposit whatsoever.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

    Except as set forth in the Company SEC Reports (as defined in Section 2.4) filed prior to the date hereof, or in the Company Disclosure Schedule delivered by Company to Parent before or simultaneously with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), Company represents and warrants to Parent and Merger Sub as of the date hereof as follows:

    2.1  ORGANIZATION, STANDING AND POWER.  Each of Company and its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all necessary corporate power and authority required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. A complete list of all of Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the authorized capitalization of each Subsidiary, is set forth in Section
2.1 of the Company Disclosure Schedule. Except for the ownership interests disclosed in Section 2.1 of the Company Disclosure Schedule, neither Company nor any Subsidiary owns, directly or indirectly, any equity interest in excess of five percent of the total outstanding equity interests in any other person. The copies of the Certificate of Incorporation and Bylaws of Company, which were previously furnished to Parent, are complete copies of such documents as in full force and effect on the date of this Agreement.

    2.2  CAPITAL STRUCTURE.

    (a) As of December 22, 1998, the authorized capital stock of Company consisted of 20,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of December 22, 1998, 5,090,142 shares of Company Common Stock and 4,206,000 shares of Company Preferred Stock were issued and outstanding, no shares of capital stock were held in the treasury of Company and 500,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Benefit Plans. Since such date, there have been no issuances of shares of the capital stock of Company or any other securities of Company other than issuances of shares pursuant to options or rights outstanding as of such date under the Company Benefit Plans. All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of December 22, 1998 no options, warrants or other rights to acquire capital stock from Company other than (x) options representing in the aggregate the right to purchase 261,900 shares of Company Common Stock under the Company Benefit Plans and (y) 4,206,000 shares of Company Preferred Stock validly issued and currently convertible into 4,206,000 shares of Company Common Stock in the aggregate. "COMPANY BENEFIT PLANS" means each employee benefit plan, program, arrangement and contract (including any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement, to which Company is a party, which is maintained or contributed to by Company, or with respect to which Company could incur material liability under Section 4069, 4201 or 4212(c) of ERISA. No options or warrants or other rights to acquire capital stock from Company have been issued or granted since October 28, 1998 to the date of this Agreement.

    (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Company having the right to vote on matters on which stockholders may vote are issued or outstanding.

    (c) Except as otherwise described in this Section 2.1, as of the date of this Agreement there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Company or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Company to repurchase, redeem or otherwise acquire any shares of capital stock of Company.

    (d) All issued and outstanding shares of the capital stock of Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights to acquire any capital stock of any Subsidiary of Company. All shares of capital stock of any Subsidiary of Company are held, of record and beneficially, by Company.

    (e) As of the date hereof, the only outstanding indebtedness for borrowed money of Company and its Subsidiaries is set forth in Section 2.2 of the Company Disclosure Schedule (exclusive of the purchase price of property due within 90 days of date of purchase). There are no voting trust or other agreements or understandings to which Company or any of its Subsidiaries is a party in respect of voting of capital stock of Company or any of its Subsidiaries. There are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any third party.

    2.3  AUTHORITY; NO CONFLICTS.

    (a) Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote (as defined in Section 2.5). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. This Agreement has been duly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) The execution and delivery of this Agreement does not and the consummation of the Merger and the other transactions contemplated hereby will not conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under (or otherwise materially impair Company's or any of its Subsidiaries' rights or alter in any material respect the rights of any third party), or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (i) any provision of the Certificate of Incorporation or Bylaws of Company or the equivalent organizational or governing documents of any of its Subsidiaries, or (ii) except as would not have a Company Material Adverse Effect and subject to obtaining or making the Required Consents (as defined in Section 2.3(c)), any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any Subsidiary of Company or their respective properties or assets.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Company Material Adverse Effect. As used herein, "REQUIRED CONSENTS" shall mean consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (iii) the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iv) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (v) the filing of the Certificate of Merger under the DGCL, (vi) rules and regulations of the NASDAQ National Market ("NASDAQ"),
(vii) antitrust or other competition laws of other jurisdictions and (viii) consents set forth on the Company Disclosure Schedule.

    2.4 REPORTS AND FINANCIAL STATEMENTS; ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since May 6, 1997 (collectively, including all exhibits thereto, the "COMPANY SEC REPORTS"). None of the Company SEC Reports, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Except for matters reflected or reserved against in the balance sheet for the period ended September 27, 1998 included in the financial statements contained in Company's most recent Form 10-Q, neither Company nor any of its Subsidiaries has incurred since that date any liabilities or obligations of any nature (whether accrued, absolute, contingent, fixed or otherwise) which would be required under GAAP to be set forth on the consolidated balance sheet of Company and its consolidated Subsidiaries, except liabilities and obligations which were incurred in the ordinary course of business consistent with past practice since such date and expenses incurred in connection with the transactions contemplated by this Agreement. Since September 27, 1998 there has not been, occurred or arisen (a) a Company Material Adverse Effect, (b) any damage to, destruction or loss of any asset of Company (whether or not covered by insurance) that constitutes a Company Material Adverse Effect; or (c) any material change by Company in any of its accounting methods, principles or practices.

    2.5 BOARD APPROVAL; VOTE REQUIRED. The Board of Directors of Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified (the "COMPANY BOARD APPROVAL"), has (a) approved this Agreement and the Merger and declared them to be advisable, (b) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders and (c) recommended that the stockholders of Company approve this Agreement and the Merger. The Company Board Approval constitutes approval by and on behalf of Company of this Agreement and the Merger for purposes of Section 251 of the DGCL and Section 203 of the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a class, and the affirmative vote of the holders of a majority of the outstanding shares of Company Preferred Stock, voting together as a class, to approve the Merger (the "REQUIRED COMPANY VOTE") are the only votes of the holders of any class or series of Company capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

    2.6 BROKERS AND FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers Inc. (the "FINANCIAL ADVISORS") and Impala Partners, whose fees and expenses will be paid by Company in accordance with Company's agreements with such firms, copies of which have been provided to Parent prior to the date of this Agreement.

    2.7 OPINION OF THE FINANCIAL ADVISORS. Company's Board of Directors has received the opinion of the Financial Advisors, dated the date hereof, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of Company from a financial point of view.

    2.8 TITLE TO PROPERTIES; ENTIRE BUSINESS; CONDITION OF ASSETS. Company and its Subsidiaries have good and marketable title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their respective businesses. All such material assets, properties and rights owned by Company or any Subsidiary are owned free and clear of all Liens except for (a) statutory liens securing payments not yet due, (b) liens for Taxes not yet due and payable and (c) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially interfere with the current use thereof or constitute a Company Material Adverse Effect. Company and its Subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses, taken as a whole, in all material respects in the manner in which they are currently conducted. Except as would not constitute a Company Material Adverse Effect, the personal property and assets of Company and its Subsidiaries are in reasonably good repair and operating condition, ordinary wear and tear excepted.

    2.9 LITIGATION. There is no suit, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries, or any properties or rights of Company or any of its Subsidiaries, before any court or governmental or other regulatory or administrative agency or commission that, individually or in the aggregate, constitutes a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or that constitutes, a Company Material Adverse Effect. As of the date hereof, to the Company's knowledge, no officer or director of Company is a defendant in any litigation commenced by the stockholders of Company with respect to the performance of his or her duties as an officer and/or director of Company under any federal, state, local or foreign law (including litigation under federal and state securities laws).

    2.10 NO MATERIAL VIOLATIONS. Neither Company nor any of its Subsidiaries is in default or violation of, or has been given notice of or is charged with, any default or violation of (i) any law, statute, order, rule or regulation, or
(ii) any note, mortgage, contract, agreement, license, permit or other instrument or obligation except for such defaults or violations that, individually or in the aggregate, do not constitute a Company Material Adverse Effect. Company and its Subsidiaries have all permits, licenses and approvals from any Governmental Entity as are necessary to conduct their respective businesses as currently conducted, except for such that if not obtained do not, individually or in the aggregate, constitute a Company Material Adverse Effect. There is no pending or, to the knowledge of Company, threatened, condemnation of any property owned by Company, except for such as does not constitute a Company Material Adverse Effect.

    2.11  EMPLOYEE BENEFITS.

    (a) Section 2.11 of the Company Disclosure Schedule contains a true and complete list of each material deferred compensation and each other equity compensation plan, program, agreement or arrangement; each severance or termination pay and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement (other than any such agreements that individually do not require the payment of more than $50,000 per year to any employee or former employee and that collectively do not require the payment of more than $500,000); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Company or, with respect to plans subject to ERISA, by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Company or an ERISA Affiliate is party for the benefit of any employee or to former employee of the Company or any Subsidiary (the "PLANS"). Neither Company, any Subsidiary nor any ERISA Affiliate has any legally binding commitment or formal plan to create any additional material employee benefit plan or materially modify or change any existing Plan. No Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

    (b) With respect to each Plan, Company has heretofore made available to Parent and Merger Sub each of the following documents:

        (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

        (ii) a copy of the most recent Form 5500 (if applicable);

       (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

        (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

        (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under
            Section 401 of the Code.

    (c) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. To the knowledge of Company, each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter that it is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. To the knowledge of Company, each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements in all material respects. To the knowledge of Company, neither Company nor any of its Subsidiaries, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Company or any of its Subsidiaries, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

    (d) Except as set forth in Section 2.11 of the Company Disclosure Schedule, no Plan provides material medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

    (e) To the knowledge of Company, as of the date hereof, there are no pending or threatened claims by or on behalf of any Plan, by any employee, former employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits) that constitute a Company Material Effect. All material contributions required to be made under the terms of any Plan have been timely made.

    2.12 PROXY STATEMENT. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement (the "PROXY STATEMENT") to be filed with the SEC by Company pursuant to Section
5.1 hereof will, at the date mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder. If at any time prior to the Effective Time any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which is required to be set forth in a supplement to the Proxy Statement, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

    2.13 TAXES. Company and each of its Subsidiaries (a) has filed when due (except where the failure to file on a timely basis has not or will not result in the imposition of any material additional tax liability, and taking into account all extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (b) either paid when due and payable or established reserves to pay in full or otherwise has fully accrued, in its financial statements, all federal, state, local or foreign taxes, levies, imposts, fees, duties, licenses and registration fees and charges and other assessments of any nature whatsoever including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, including interest and penalties reflected thereon (collectively, "TAXES") and there are no tax deficiencies in respect of any period preceding the Effective Time that, in the aggregate, could result in any material tax liability in excess of the overall amount of the reserves or accruals, and (c) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are sufficient for the payment in full of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. Section 2.13 of the Company Disclosure Schedule sets forth those tax returns of Company and its Subsidiaries (or any predecessor entities) for all periods that have been audited and any tax returns that currently are the subject of audit by any federal, state, local or foreign taxing authority. There are no material claims or assessments pending against Company or any of its Subsidiaries for any alleged deficiency in any Tax, and Company does not know of any threatened Tax claims or assessments against Company or any of its Subsidiaries which if upheld could have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. Neither Company nor any of its Subsidiaries has waived or extended any applicable statute of limitations to assess any Taxes. As of the date of this Agreement, there are no outstanding requests by Company or any of its Subsidiaries for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Neither Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or similar agreement. As a result of the transactions contemplated hereby, neither Company nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code.

    2.14 SECTION 203 OF THE DGCL. Company's Certificate of Incorporation provides that the Company will not be governed by the provisions of Section 203 of the DGCL.

    2.15 LABOR MATTERS. Neither Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Company, neither Company nor any of its Subsidiaries is the subject of any proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened, except, in each instance, for such as do not constitute a Company Material Adverse Effect.

    2.16 YEAR 2000 COMPLIANCE. Except as do not constitute a Company Material Adverse Effect, to the knowledge of Company, all of Company's and each of its Subsidiary's Information Technology (as defined below) will be on or prior to January 1, 2000 capable of providing and will provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date dependent data in such a manner and with such functionality as is necessary for the operations of Company and its Subsidiaries, and will not cause an interruption in the ongoing operations or businesses of Company or any of its Subsidiaries on or after January 1, 2000. For purposes of the foregoing, "INFORMATION TECHNOLOGY" means all software, hardware, firmware, embedded systems and other systems, components and/or services that are owned or leased by Company and used in the conduct of its business.

    2.17 CONTRACTS AND COMMITMENTS. Neither Company nor any of its Subsidiaries is a party to any contract or commitment that would be required to be filed as an exhibit to a Form 10-K under the Exchange Act that is not so filed. Neither Company nor any of its Subsidiaries is in breach of a contract or commitment (whether or not filed as an exhibit to a Form 10-K) that would constitute a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries is party to any agreement (a) providing for indemnification of the directors and officers of Company or any of its Subsidiaries, (b) requiring Company or any Subsidiary to sell or divest any property or asset material to the conduct of the business of Company and its Subsidiaries, taken as a whole, other than sales and divestitures in the ordinary course of business or (c) that limits, in any material respect, the ability of Company or any of its Subsidiaries to engage in any of its present lines of business, compete with any person in such lines of business or expand the nature or geographic scope of such lines of business.

    2.18 ENVIRONMENTAL MATTERS. Except as would not constitute a Company Material Adverse Effect, to Company's knowledge, Company and its Subsidiaries are in compliance with all applicable Environmental Laws, and, as of the date hereof, neither Company nor its Subsidiaries has any outstanding notices, demand letters or requests for information from any Governmental Entity or any third party that assert that Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, and neither Company nor any of its Subsidiaries is subject to any court order, administrative order or decree arising under any applicable Environmental Laws. None of Company or any of its Subsidiaries has entered into or agreed to any consent decree, order or agreement under any Environmental Laws, and none of Company or any of its Subsidiaries is subject to any judgment, decree or order relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of regulated substances under any Environmental Laws except, in each instance, for such as would not constitute a Company Material Adverse Effect. No Hazardous Materials are present, as a result of the actions of Company or any of its Subsidiaries, or, to the knowledge of Company, as a result of any actions of any third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Company or any of its Subsidiaries has at any time owned, operated, occupied or leased, except in each case for such as does not constitute a Company Material Adverse Effect. To the knowledge of Company, neither Company nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of Environmental Law except for such as does not constitute a Company Material Adverse Effect. Company and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") material to the conduct of Company's and its Subsidiaries' business as such activities and businesses are currently being conducted, and Company and its Subsidiaries are in compliance with the terms of the Environmental Permits, except where the absence of which or noncompliance with which does not constitute a Company Material Adverse Effect. For the purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign statutes, rules, regulations, ordinances, orders and decrees relating to the contamination, pollution or protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act and the Safe Drinking Water Act, all as amended, and similar state, local and foreign laws, and "HAZARDOUS MATERIALS" shall mean all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos containing materials, pollutants, contaminants and other materials and substances, in each case, that are regulated pursuant to, or that could form the basis of liability under, any Environmental Law. To the knowledge of Company, Company has made available to Parent and Merger Sub or their representatives copies of all material environmental reports, studies, assessments, audits or other similar documents in its possession and prepared by any outside environmental consultant to Company or any of its Subsidiaries (to the extent prepared after the time the same became a Subsidiary, or in connection with its becoming such) that relates to any facility presently owned by Company or any of its Subsidiaries.

    2.19 INTELLECTUAL PROPERTY. Except as does not constitute a Company Material Adverse Effect, Company and its Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted. Section 2.19 of the Company Disclosure Schedule sets forth a complete list of all such patents, trademarks, trade names and copyrights, in each instance to the extent registered in the United States. To the knowledge of Company, the use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Company and its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as would not, if determined adversely to Company or its Subsidiaries, individually or in the aggregate give rise to any liability on the part of Company or any of its Subsidiaries which would constitute a Company Material Adverse Effect. To the knowledge of Company, no person is infringing on any right of Company or any of its Subsidiaries with respect to any such patents, trademarks, trade names, copyrights, technology, know-how or processes.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as set forth in the Parent SEC Reports (as defined in Section 3.4) filed prior to the date hereof, or in the Parent Disclosure Schedule delivered by Parent to Company before or simultaneously with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Merger Sub jointly and severally represent and warrant to Company as of the date hereof, as follows:

    3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Parent, which were previously furnished to Company, are complete copies of such documents as in full force and effect on the date of this Agreement.

    3.2  AUTHORITY; NO CONFLICTS.

    (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (b) The execution and delivery of this Agreement does not and the consummation of the Merger and the other transactions contemplated hereby will not constitute a Violation pursuant to: (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (ii) except as would not have a Parent Material Adverse Effect and subject to obtaining or making the Required Consents (as defined in Section 2.3(c)) and those consents set forth on the Parent Disclosure Schedule., any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Parent Material Adverse Effect.

    3.3 BOARD APPROVAL; NO STOCKHOLDER VOTE REQUIRED. The Board of Directors of each of Parent and Merger Sub, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified or by unanimous written consent (the "PARENT BOARD APPROVAL"), has (a) approved this Agreement and the Merger and declared them to be advisable, and (b) determined that the Merger is in the best interests of the stockholders of Parent and Merger Sub, as applicable, and is on terms that are fair to such stockholders. The Parent Board Approval constitutes approval by and on behalf of Parent and Merger Sub of this Agreement and the Merger for purposes of Section 251 of the DGCL and Section 203 of the DGCL. No further vote of the holders of any class or series of Parent or Merger Sub capital stock is necessary to adopt this Agreement and approve the transactions contemplated hereby.

    3.4 BROKERS AND FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except investment bankers, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm.

    3.5 PROXY STATEMENT. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

    3.6 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS BY COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company agrees as to itself and its wholly owned Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as otherwise indicated on the Company Disclosure Schedule, as required by a Governmental Entity or to the extent that Parent shall otherwise consent in writing):

    (a) ORDINARY COURSE. Company and its wholly owned Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects in substantially the same manner as heretofore conducted; provided, however, that no action by Company or its Subsidiaries permitted by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions. Company and its wholly owned Subsidiaries shall use reasonable efforts to preserve intact their present lines of business, keep available the services of their present officers and key employees and preserve the goodwill of those having business relationships with them.

    (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Company shall not, and shall not permit any of its wholly owned Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends paid to Company by wholly owned direct and indirect Subsidiaries of Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for (x) any such transaction by a wholly owned Subsidiary of Company which remains a wholly owned Subsidiary after consummation of such transaction and (y) any conversion of shares of Company Preferred Stock into shares of Company Common Stock pursuant to the terms and conditions of the Company Preferred Stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Company of Company Common Stock in the ordinary course of business consistent with past practice as required pursuant to the terms of the Plans.

    (c) ISSUANCE OF SECURITIES. Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options outstanding on the date hereof under any Plan listed in Section 2.11 of the Company Disclosure Schedule in accordance with their present terms or (ii) issuances by a wholly owned Subsidiary of Company of capital stock to such Subsidiary's parent.

    (d) GOVERNING DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder, Company and its Subsidiaries shall not amend their respective certificates of incorporation, bylaws or other governing documents.

    (e) ACQUISITIONS AND DIVESTITURES. Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest (other than customary investments of cash funds in investment grade securities or money market types of instruments) in or any portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Company and its Subsidiaries in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing wholly owned Subsidiaries of Company or (y) the creation of new Subsidiaries of Company organized to conduct or continue activities otherwise permitted by this Agreement. Other than as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby, Company shall not, and shall not permit any wholly owned Subsidiary of Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of wholly owned Subsidiaries of Company) which are material, individually or in the aggregate, to Company other than sales of inventory, scrap or excess property in the ordinary course of business.

    (f) INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to (i) create, assume or incur any indebtedness for money borrowed, or guaranties thereof, or issue any debt securities, warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, other than indebtedness incurred under that certain Third Amended and Restated Credit Agreement dated as of October 27, 1998, by and among Company, General Electric Capital Corporation, as Lender and Agent, and the other credit parties thereto (the "Credit Agreement") or other indebtedness in an aggregate amount not to exceed the amount of Permitted Indebtedness under the Credit Agreement, (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than by Company or a wholly owned Subsidiary of Company to or in Company or any wholly owned Subsidiary of Company or advances of business expenses of employees of Company in the ordinary course consistent with past practice or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

    (g) COMPENSATION. Company shall not, and shall not permit any of its Subsidiaries to, unless required by law (or mandated by the terms of existing agreements and except for increases for persons other than officers and directors in the ordinary course of business consistent with past practice), (i) increase any employee benefits provided to, or increase the compensation payable to, any employee or director of Company or any Subsidiary of Company, (ii) adopt, enter into, terminate or amend in any material respect any employment contract, collective bargaining agreement or Plan (other than hiring of employees in the ordinary course and consistent with past practice under policies of general application to Company employees); (iii) pay any benefit to employees not provided for under any Plan; PROVIDED, HOWEVER, that Company may pay in 1998 bonuses to employees that are due under Company's Management Incentive Plan that would, in the ordinary course, otherwise become payable in the first three months of 1999 as set forth in Section 4.1(g) of the Company Disclosure Schedule; or (iv) increase in any manner the severance or termination pay of any officer or employee (except in an amount not to exceed $25,000 to any single employee and, in any event, not greater than $250,000 to all employees).

    (h) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Except as disclosed in Company SEC Reports filed before the date of this Agreement, or as required by a Governmental Entity, Company shall not change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP as concurred in by Company's independent auditors. Company shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

    (i) MATERIAL AGREEMENTS. Company shall not, and shall not permit any of its Subsidiaries to, enter into, terminate, waive, modify or amend in any material respect any agreement or contract or commitment (including, but not limited to, any new purchase order by Company) which would require any payment by Company or any Subsidiary or third party of $500,000 or more, or which would require any payment by Company or any Subsidiary or third party of $100,000 or more and having a term of more than six months (unless, in any such instance, such agreement, contract or commitment is terminable at the option of Company or the applicable Subsidiary on 30 days' or less prior notice without significant cost or penalty to Company or the Subsidiary), other than entering into new sales orders in the ordinary course of business and consistent with past practices.

    (j) CAPITAL EXPENDITURES. Company shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures in aggregate amount exceeding the sum of $1 million per month ended after the date hereof (aggregated cumulatively to the extent not utilized in any given month), except for those capital expenditures authorized to date for which contractual commitments have been made and listed in Section 4.1 of the Company Disclosure Schedule.

    (k) LITIGATION. Neither Company nor any Subsidiary shall settle or compromise any pending or threatened suit, action or claim for in excess of $250,000 per suit, action or claim, and $500,000 in the aggregate, except that Company may in its reasonable judgment consistent with past practice settle or compromise any suit, action or claim pursuant to which it is entitled to collect monies. Neither Company nor any Subsidiary shall agree to any injunction or restriction that materially adversely affects the manner in which Company does business.

    (l) NO MERGER, ETC. Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries (other than this Agreement and the Merger).

    (m) TAXES. Except as would not constitute a Company Material Adverse Effect, the Company shall not, and shall cause its Subsidiaries not to, compromise or settle any claim with respect to Taxes.

    (n) AGREEMENTS OR COMMITMENTS. Company shall not, and shall not permit any of its Subsidiaries to, authorize any of, or commit or agree to take any of, the actions prohibited by Sections 4.1(a) through 4.1(m).

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 PROXY STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS. As promptly as practicable after the execution of this Agreement but in any event not later than January 31, 1999, Company will prepare and file with the SEC the Proxy Statement. Company will respond to any comments of the SEC and Company will cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. Parent will provide to Company all information concerning Parent and Merger Sub as may be reasonably requested by Company in connection with the preparation of the Proxy Statement. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in a supplement to the Proxy Statement or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of Company, such amendment or supplement. Company will, as promptly as practicable, prepare, and commission audits of, its December 31, 1998 financial statements, and will use its commercially reasonable efforts to cause such audits to be completed on or prior to February 28, 1999.

    5.2  MEETING OF COMPANY STOCKHOLDERS.

    (a) Promptly after the date hereof, Company will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held (to the extent permissible under applicable law) as promptly as practicable after the mailing of the Proxy Statement for the purpose of voting upon this Agreement and the Merger. Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements.

    (b) Subject to Section 5.4: (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Company has unanimously recommended that Company's Stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

    5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

    (a) CONFIDENTIALITY. The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of December 1, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

    (b) ACCESS TO INFORMATION. To the extent permitted by applicable law, Company will, and will cause its Subsidiaries to, afford Parent and its accountants, counsel and other representatives (including financing sources) reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the businesses of Company and its Subsidiaries, including the status of product development efforts, properties, results of operations and personnel, as may reasonably be requested by Parent. All information obtained pursuant to this paragraph shall be subject to the provisions of the Confidentiality Agreement.

    5.4 NO SOLICITATION. Company agrees that from and after the date hereof, neither it nor any of its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries' directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or more than 100,000 shares of the capital stock of, Company (including without limitation by way of tender offer) or any capital stock of any of its Subsidiaries (any such proposal or offer whether or not in writing or in sufficient detail to be accepted and whether or not conditional, other than a proposal or offer made by Parent or an affiliate thereof, being hereinafter referred to as an "ACQUISITION PROPOSAL"). Company further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and cause its and its Subsidiaries' directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, Company or its Board of Directors shall be permitted to (A) engage in discussions or negotiations with, or provide information to, any person in response to an Acquisition Proposal which is received after the date of this Agreement and is not solicited in violation of this Agreement by such person if
(x) the Board of Directors of Company concludes in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (y), before providing any information to such person, the Board of Directors receives from such person an executed confidentiality agreement containing confidentiality provisions substantially similar to those contained in the Confidentiality Agreement; and (B) if the Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (i) recommend approval of an unsolicited Acquisition Proposal or an Acquisition Proposal that developed out of an unsolicited Acquisition Proposal,
(ii) in response to such an Acquisition Proposal, withdraw or modify in an adverse manner the Company Board Approval, or (iii) enter into an agreement in principle or a definitive agreement with respect to such an Acquisition Proposal. As used in this Agreement, "SUPERIOR PROPOSAL" means a bona fide Acquisition Proposal which the Company Board of Directors concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, provides for a transaction that, taking into account its likelihood of completion, is more favorable to Company's stockholders (in their capacities as stockholders), than the Merger contemplated by this Agreement. Company shall promptly notify Parent after receipt of any Acquisition Proposal, or any material modification thereof, or any bona fide request for non-public information of Company in connection with the making of an Acquisition Proposal by the requesting person or its affiliates, principals or agents. Such notice, in the case of any Acquisition Proposal received, will be made in writing and will include a summary of the material terms and conditions of the Acquisition Proposal and the identity of the person making such proposal. As of the date of this Agreement, Company will terminate any pending negotiations or discussions with any persons (other than Parent and its affiliates and representatives) with respect to an Acquisition Proposal by such persons for Company or any Subsidiary.

    5.5 PUBLIC DISCLOSURE. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.6  REASONABLE EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the other covenants and conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations, filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

    (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.2(a) or 6.2(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (d) Parent shall not, in exercising its rights and remedies under or pursuant to the Voting and Option Agreement, engage in any transaction with the Stockholder that contravenes or is otherwise inconsistent with the provisions of
Section 3 of that certain Stockholders' Agreement dated May 6, 1997 (the "STOCKHOLDERS' AGREEMENT") by and among Company, the Stockholder and the other stockholders of

Company named therein. Company and Parent shall comply (to the extent applicable) with the provisions of Section 3 of the Stockholders' Agreement. Company acknowledges that any exercise of the Securities Option (as defined in the Voting and Option Agreement) shall constitute an assignment by the Stockholder of one demand registration right to Parent pursuant to section 4.1(b) of the Stockholders' Agreement, and Company agrees that immediately upon exercise of the Securities Option it shall grant Parent the demand registration right set forth in Section 4.1 of the Stockholders' Agreement. Whether or not this Agreement is terminated, in the event that at any time prior to the termination of the Voting and Option Agreement, Company adopts a stockholder rights plan, Company shall (provided that Parent shall still be required to comply with the Stockholder's obligations under Section 3 of the Stockholders' Agreement) provide and maintain an exception with respect to definitions of "acquiring person" and/or "triggering event" and terms of similar import contained within such plan with respect to all Option Securities that may be acquired pursuant to the Voting and Option Agreement and the subsequent disposition of such Option Securities to a third party. The provisions of this
Section 5.6(d) will survive any termination of this Agreement.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and Company will each use all reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby or necessary to enable the surviving corporation to conduct and operate the business of Company and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

    5.8  INDEMNIFICATION.

    (a) From and after the Effective Time, Parent will (i) cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements listed in Section 5.8 of the Company Disclosure Schedule between Company and its present and former directors and officers in effect immediately prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under Company's Certificate of Incorporation or Bylaws as in effect on the date hereof and (ii) indemnify and hold harmless each Indemnified Party to the fullest extent permitted by law (including without limitation the advancement of expenses and costs of investigation and defense) from and against any and all claims, expenses (including attorneys' fees for counsel selected by the Indemnified Party to defend him or her), judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding against such Indemnified Party by reason of the fact that he or she is or was a director or officer of Company or any of its Subsidiaries; PROVIDED, HOWEVER, that with respect to the obligations set forth in clause (ii) above, (x) any such fees or expenses shall only be advanced or paid after reasonably detailed statements therefor are provided to Parent, (y) such advances or payments shall be conditioned on the Indemnified Party's written agreement to promptly return such amounts to Parent if a court of competent jurisdiction shall ultimately determine that indemnification of such Indemnified Party is prohibited by applicable law, and (z) Parent shall not be liable for any settlement effected without its written consent (which shall not be unreasonably withheld). The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

    (b) For a period of four years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy (a copy of which has been provided to Parent) on terms substantially similar to those applicable to the current directors and officers of Company; PROVIDED, HOWEVER, that in no event will Parent or the

Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Company for such coverage if the Surviving Corporation obtains such coverage as is available for such 200% of such annual premium. Any such policy may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or any portion of the four-year period referred to above.

    (c) The provisions of this Section 5.8 are intended to be in addition to the rights otherwise available to the Indemnified Parties by law, charter, statute, bylaw, resolution of the Board of Directors of Company or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    5.9 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate. In furtherance and not in limitation of the foregoing, if any objections are asserted under any Regulatory Law (as defined below) or any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Company and Parent shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including (without limitation) consenting to transfer or dispose of assets or businesses as needed to resolve such objections or challenges; PROVIDED, HOWEVER, that in no event shall Company or Parent be required to consent to transfer or dispose of assets or businesses that, individually or in the aggregate, accounted for more than $20 million of the 1998 fiscal year revenues of Company, Parent or any of their respective Subsidiaries, as the case may be. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.9 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(c) so long as such party has complied in all respects with its obligations under this Section 5.9. For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

    5.10  EMPLOYEE BENEFITS.

    (a) EMPLOYMENT AGREEMENTS. Parent acknowledges that it has reviewed the terms and provisions of the employment agreements set forth on Section 5.10 of the Company Disclosure Schedule and agrees that such employment agreements are in full force and effect and constitute valid and binding agreements of Company or its Subsidiaries and, from and after the consummation of the Merger, Parent will cause Company to honor all such employment agreements to which Company or any of its Subsidiaries is a party. Without limiting the foregoing, if, following the consummation of the Merger, demands on Company for cash to make payments under the employment agreements exceed Company's cash on hand, then Parent will make funds available to Company sufficient to meet such obligations.

    (b) EMPLOYEE BENEFIT PLANS. Each of Parent and Merger Sub acknowledges that the consummation of the transactions contemplated by this Agreement will constitute a change in control of Company (to the extent any such concept is applicable) for the purposes of all agreements, contracts, plans, programs, policies or arrangements of Company with the employees of Company (and for no other purpose). Until December 31, 1999, Parent agrees that it shall cause Company to maintain employee benefit plans for the benefit of employees of Company and its Subsidiaries (other than those employees who are employed pursuant to a collective bargaining agreement or who are members of a collective bargaining unit or labor union) which are substantially comparable in the aggregate to the employee benefit plans of Company in effect on the date hereof (other than stock-based plans or stock-based provisions in the plans).

    (c) BENEFIT PLAN ELIGIBILITY. In connection with the implementation of any participation by employees of Company and/or any of its Subsidiaries in any employee benefit plans, policies or arrangements maintained by Parent or the Surviving Corporation after the consummation of the Merger, Parent and the Surviving Corporation shall give employees of Company and/or any of its Subsidiaries full credit for service with Company and/or such Subsidiaries for all purposes, including without limitation, eligibility (including eligibility for early retirement, disability or other benefits), vesting, satisfaction of waiting periods, level of benefits and rate of benefit accrual, and shall receive full credit for copayments and deductibles during the applicable year under any such employee benefit plans, policies or arrangements; provided that no retroactive benefit accrual shall be required by this sentence. Employees of Company and/or any of its Subsidiaries shall not be subject to any pre-existing condition or evidence of insurability exclusions or limitations under Parent's or the Surviving Corporation's benefit plans (except to the extent that such exclusions presently apply to an employee under Company's and/or any of such Subsidiaries' benefit plans).

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite votes under applicable law, by the stockholders of Company.

    (b) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early, and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

    (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Parent Material Adverse Effect, (it being understood that, for purposes of determining the satisfaction of the condition herein set forth, that all "Parent Material Adverse Effect" qualifications contained in such representations and warranties shall be disregarded), (ii) for changes contemplated by this Agreement and (iii) for those representations and warranties which address matters only as of a particular date. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

    (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

    6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
SUB. Thee obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

    (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company contained in this Agreement shall have been true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Company Material Adverse Effect (it being understood that, for purposes of determining the satisfaction of the condition herein set forth, that all "Company Material Adverse Effect" qualifications contained in such representations and warranties shall be disregarded), (ii) for changes contemplated by this Agreement and (iii) for those representations and warranties which address matters only as of a particular date. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

    (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

    (c) FINANCING. Parent shall have received the proceeds of financing necessary to pay the Merger Consideration and to repay Company's outstanding indebtedness for borrowed money as required by Section 1.10(b) on terms and conditions reasonably satisfactory to Parent.

    (d) BOEING WAIVER. Parent shall have received a waiver by The Boeing Company of the provisions of Section 24.0 of that certain General Terms Agreement Number BCA-65751-029 dated September 20, 1996 between The Boeing Company and Company.

    (e) GOVERNMENTAL ENTITY LITIGATION. There shall not be pending any suit, action or proceeding instituted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated hereby (including the Voting and Option Agreement) or seeking to obtain damages that have a reasonable likelihood of having a Company Material Adverse Effect or a Parent Material Adverse Effect or
(ii) seeking to prohibit or limit the ownership or operation by Parent in any material respect of the business or assets of Company.

    (f) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Since September 27, 1998, there shall not have occurred or arisen a Company Material Adverse Effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company:

    (a) by mutual written consent duly authorized by the respective Boards of Directors of Parent and Company;

    (b) by Company if the Merger shall not have been consummated by May 31, 1999 for any reason and, if not previously terminated by Company pursuant to this
Section 7.1(b), then by Parent if the Merger shall not have been consummated by June 2, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or prohibiting Parent from acquiring, holding or exercising ownership, or limiting in any material respect the operation by Parent, of Company which order, decree, ruling or other action is final and nonappealable;

    (d) by either Company or Parent if the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders' Meeting or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement);

    (e) by Company if, before the Effective Time, either (i) the Board of Directors of Company shall determine to enter into an agreement in principle or definitive agreement with respect to an Acquisition Proposal in accordance with
Section 5.4, or (ii) the Board of Directors of Company shall have resolved to withdraw or modify in an adverse manner the Company Board Approval in accordance with Section 5.4; PROVIDED, HOWEVER, that any purported termination pursuant to this Section 7.1(e) shall not be effective unless and until Company shall have provided Parent prior written notice at least two business days prior to such termination that the Board of Directors of Company has authorized and intends to effect the termination of this Agreement pursuant to this Section 7.1(e) and on or prior to such termination Company shall have paid to Parent the termination fee described in Section 7.3(b);

    (f) by Parent if, before the Effective Time, the Board of Directors of Company (i) shall have withdrawn or modified in an adverse manner the Company Board Approval, (ii) shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal with a person other than Parent, Merger Sub or their affiliates or (iii) shall have resolved to do any of the foregoing;

    (g) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement or if any representation and warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; PROVIDED that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(g) for thirty days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty day period); or

    (h) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement or if any representation and warranty of Company shall have become untrue, in either case such that the conditions set forth-in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation and warranty shall have become untrue; PROVIDED, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under is Section 7.1(h) for thirty days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty day period).

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Subject to the provisions of Section 7.1(e), any termination of this Agreement under Section
7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7 2,
Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  FEES AND EXPENSES.

    (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

    (b) Parent and Company agree that (i) if Company shall terminate this Agreement pursuant to Section 7.1(e), or (ii) if Parent shall terminate this Agreement pursuant to Section 7.1(f) or (iii) if Company or Parent shall terminate this Agreement pursuant to Section 7.1(d) and, with respect to a termination under this clause (iii), at the time of such termination there was pending an Acquisition Proposal from a third party and the transactions contemplated by such Acquisition Proposal with such third party are consummated within one year after such termination, then Company shall pay to Parent an amount equal to the sum of: (x) the total amount of all out-of-pocket expenses (including, but not limited to, fees and expenses of counsel and fees payable to advisors and financing sources) of Parent and Merger Sub incurred to the date of termination of this Agreement in connection with the transactions contemplated by this Agreement, provided that such total amount shall not in any event exceed, in the aggregate, $2 million; plus (y) $6.5 million.

    (c) Any payment required to be made pursuant to Section 7.3(b) shall be made to Parent not later than one business day after the termination of this Agreement, except that (i) any payment required to be made pursuant to clause
(iii) of Section 7.3(b) shall be made to Parent one business day following consummation of, the Acquisition Proposal referred to therein and (ii) any payment required by reason of termination under Section 7.1(e) shall be paid when required thereby. Payments required by Section 7.3(b) shall be made by wire transfer of immediately available funds to an account designated by Parent.

    (d) Except where the circumstances giving rise to the payment of the fee described in Section 7.3(b) are the direct result of a willful breach of Section
5.4 by Company including, without limitation, a willful breach by Company as a result of actions taken by any of its (or its Subsidiaries') directors, officers, employees, agents or representatives, the payment of such fee in the circumstances described under Section 7.3(b) shall be in lieu of, and shall be deemed to fully pay and satisfy, all damages and claims that Parent or Merger Sub might otherwise assert against Company.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time Company or Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to Parent or Merger Sub, to:

        The Fairchild Corporation
       45025 Aviation Drive, Suite 400
       Dulles, Virginia 20166
       Attention: Donald Miller, Esq.
       Telephone No.: (703) 478-5945
       Telecopy No.: (703) 478-5995
       with a copy to:
       Cahill Gordon & Reindel
       80 Pine Street
       New York, New York 10005
       Attention: James J. Clark, Esq.
       Telephone No.: (212) 701-3849
       Telecopy No.: (212) 269-5420

    (b) if to Company, to:

        Kaynar Technologies Inc.
       500 North State College Boulevard, Suite 1000
       Orange, California 92831-1638
       Attention: David A. Werner
       Telephone No.: (714) 704-5950
       Telecopy No.: (714) 712-4909

        with a copy to:
       O'Melveny & Myers LLP
       400 South Hope Street
       Los Angeles, California 90071
       Attention: C. James Levin, Esq.
       Telephone No.: (213) 430-6578
       Telecopy No.: (213) 430-6407

    8.3  CERTAIN DEFINITIONS.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "BUSINESS DAY" means any day other than a day on which banks in the State of California or the State of New York are required or authorized to be closed.

    (c) For purposes of this Agreement the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such party, has actual knowledge of such matter.

    (d) For purposes of this Agreement, the term "Lien" means any lien, pledge, mortgage, charge, security interest or other encumbrance.

    (e) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean with respect to any person or any of its Subsidiaries any adverse change, circumstance or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, liabilities, financial condition or results of operations of such person and its Subsidiaries, taken as a whole, other than any change, circumstance or effect
(i) relating to general economic conditions, (ii) relating to the industries in which such person operates and not specifically relating to such person (including, without limitation, changes arising in connection with revisions to orders or build rates of major aircraft manufacturers not affecting such person in a disproportionate manner as compared to other persons in the same industry), or (iii) resulting from the execution of this Agreement, or the announcement of this Agreement and the transactions contemplated hereby.

    (f) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

    (g) For purposes of this Agreement, the term "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or
(ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Sections 5.8 and 5.10.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Southern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                     *****

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          THE FAIRCHILD CORPORATION

                                          By:_______/s/_ERIC STEINER____________
                                          Name: Eric Steiner
                                          Title: President

                                          DAH DAH, INC.

                                          By:_______/s/_ERIC STEINER____________
                                          Name: Eric Steiner
                                          Title: President

                                          KAYNAR TECHNOLOGIES INC.

                                          By:_______/s/_JORDAN A. LAW___________
                                          Name: Jordan A. Law
                                          Title: President and Chief Executive
                                          Officer

                                                                         ANNEX B

                                LEHMAN BROTHERS

TODD ZELEK
Managing Director

                                                               December 26, 1998

Board of Directors
Kaynar Technologies Inc.
500 N. State College Blvd., Suite 1000
Orange, CA 92868-1638

Members of the Board:

    We understand that Kaynar Technologies Inc. ("Kaynar" or the "Company") and The Fairchild Corporation ("Fairchild") are proposing to enter into an Agreement and Plan of Reorganization, dated December 26, 1998 (the "Agreement"), pursuant to which a wholly-owned subsidiary of Fairchild will merge with and into Kaynar and, upon the effectiveness of such merger, all the outstanding common stock of the Company will be converted into the right to receive at least $28.75 per share in cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Company's common stock of the consideration to be offered in the Proposed Transaction. We have not been requested to opine as, to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Reports on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997, March 31, 1998, June 28, 1998 and September 30,
1998, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) a trading history of the Company's common stock from May 6, 1997 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. However, for purposes of our analysis, we also have considered certain more conservative assumptions and estimates which resulted in certain adjustments to the projections of the Company. We have discussed these adjusted projections with the management of the Company and they have agreed with the appropriateness of the use of such adjusted projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In

Board of Directors
Kaynar Technologies Inc.
December 26, 1998
Page 2

addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    In addition, in arriving at our opinion, we also have reviewed the results of efforts of the Company and its financial advisor to solicit indications of interest from third parties with respect to a purchase of all or a part of the Company's business. In particular we have been made aware of and considered two non-binding preliminary indications of interest from third parties which described proposed transactions in connection with which the consideration or range of consideration to be offered to the stockholders of the Company may have possibly been in excess of the consideration to be paid in the Proposed Transaction, but which did not satisfy the Company's objectives including, without limitation, in terms of certainty and timing of a transaction.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the holders of the Company's common stock in the Proposed Transaction is fair to such stockholders.

    The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have performed various investment banking services for the Company in the past (including acting as lead-manager on the Company's initial public offering effective in May 1997) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company and the debt and equity securities of Fairchild for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          LEHMAN BROTHERS INC.

                                          BY: __________/s/ TODD ZELEK__________
                                                      MANAGING DIRECTOR

                                                                         ANNEX C

                          VOTING AND OPTION AGREEMENT

    VOTING AND OPTION AGREEMENT, dated as of December 26, 1998, among The Fairchild Corporation, a Delaware corporation ("Parent"), Dah Dah, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), CFE, Inc., a Delaware corporation (the "Stockholder"), and General Electric Capital Corporation, a New York corporation ("GECC").

                              W I T N E S S E T H

    WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and Kaynar Technologies Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger"); and

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder (which is a wholly-owned subsidiary of GECC) and GECC agree, and the Stockholder and GECC have agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

    1.  DEFINITIONS.  For purposes of this Agreement:

    (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

    (b) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

    (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    (e) "Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $.01 per share, of the Company.

    (f) "Securities Act" shall mean the Securities Act of 1933, as amended.

    (g) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

    2.  OPTION.

    (a) SECURITIES OPTIONS. In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Stockholder hereby grants to the Parent an irrevocable option (the "Securities Option") to purchase all, but not less than all, of the shares of Preferred Stock and Common Stock (the "Option Securities") owned by the Stockholder at a price per share of Preferred Stock and per share of Common Stock of $28.75 in cash (the "Purchase Price"). As of the date hereof, the Stockholder owns 1,000,000 shares of Common Stock and 4,206,000 shares of Preferred Stock. In the event of a stock dividend or distribution, or any change in the Common Stock or Preferred Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Option Securities" shall refer to and include the Option Securities as well as all such stock dividends and distributions and any shares into which or for which any and all of the Option Securities may be changed or exchanged and the Purchase Price shall be adjusted to reflect appropriately the effect thereof. The Securities Option may be exercised, in whole but not in part, by the Parent at any time or from time to time on or after the date which is 60 days following a termination of the Merger Agreement (other than (x) a termination by mutual written consent of Parent and the Company, (y) by the Company pursuant to Section 7.1(g) of the Merger

Agreement or (z) by Parent as a result of a material breach by the Company of a representation or warranty in Article II of the Merger Agreement).

    (b) EXERCISE NOTICE; CLOSING. In the event the Parent wishes to exercise the Securities Option, the Parent shall deliver to the Stockholder written notice (the "Exercise Notice") to that effect. Provided the conditions to closing in Section 2(d) have been satisfied or waived, the Stockholder shall, upon receipt of the aggregate Purchase Price, immediately transfer the Option Securities to the Parent. The closing of the purchase of Option Securities hereunder (the "Closing") shall occur at a place, on a date and at a time reasonably designated by the Purchaser in the Exercise Notice delivered at least two (2) business days prior to the date of such Closing.

    (c) TERMINATION OF SECURITIES OPTION. The Parent's right to exercise the Securities Option shall terminate upon the earliest to occur of: (i) the Effective Time; (ii) the termination of the Merger Agreement by the Company pursuant to Section 7.1(g) of the Merger Agreement; (iii) the termination of the Merger Agreement by mutual consent of Parent and the Company; (iv) the termination of the Merger Agreement by Parent as a result of a material breach by the Company of any of its representations or warranties in Article II of the Merger Agreement; and (v) August 31, 1999. Notwithstanding the foregoing, if, after the Securities Option becomes exercisable and prior to the termination of the Securities Option pursuant to clause (v) above, the Securities Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation or a failure to satisfy a condition to Closing set forth in Section 2(d) hereof, the Securities Option shall remain exercisable and shall not terminate until the earliest of (x) the date on which such impediment shall become final and not subject to appeal, (y) 5:00 p.m., New York City time, on the tenth (10th) business day after such impediment shall have been removed and
(z) September 30, 1999.

    (d) CONDITIONS TO CLOSING. The obligation of the Stockholder to sell Option Securities to the Parent hereunder is subject to the conditions that: (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (the "HSR Act"), applicable to such sale shall have expired or been terminated; (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect; and (iii) all consents, approvals, orders, authorizations and permits of any federal, state, local or foreign Governmental Entity, if any, required in connection with the sale of the Option Securities and the acquisition of such Option Securities by the Parent hereunder shall have been obtained. It is agreed that at any time during which the Parent shall be entitled to deliver to the Stockholder the Exercise Notice, the parties will use their respective reasonable best efforts to satisfy all conditions to the Closing so that the Closing may take place as promptly as practicable.

    (e)  DELIVERIES AT CLOSING.  At the Closing:

        (i) the Stockholder shall deliver to the Parent or its designee certificates in definitive form representing the Option Securities, with stock powers executed in blank;

        (ii) the Parent shall deliver to the Stockholder the aggregate Purchase Price for the Option Securities by wire transfer of immediately available funds in United States dollars to the account or accounts specified in writing by the Stockholder; and

       (iii) each party shall pay all expenses incurred by such party.

    (f) STOCKHOLDER AGREEMENT; PREFERRED STOCK RIGHTS. In connection with any exercise of the Securities Option granted by the Stockholder hereunder, Parent, the Purchaser, the Stockholder and GECC agree that, if Section 3 of the Stockholders Agreement, dated May 6, 1997, among the Company and the stockholders named therein (the "Stockholder Agreement") is applicable to such exercise, Parent, the Purchaser and the Stockholder will comply with Section 3 of the Stockholder Agreement (including the Purchaser agreeing hereby to offer to acquire all of the outstanding Common Stock at the Purchase Price and keeping such offer open for at least 30 days). It is a condition precedent to Parent's purchase of the Option Securities that Parent and Purchaser shall have complied with Section 3 of the Stockholder

Agreement. The Stockholder agrees that, without the prior written consent of Parent, it will not waive or amend any rights it may have as a holder of Preferred Stock under the Certificate of Designation for the Preferred Stock, and the Company's Certificate of Incorporation. GECC agrees that it will not, and it will cause the Stockholder not to, waive or amend any rights that either party may have under the Stockholder Agreement.

    (g) REGISTRATION RIGHT. In connection with the exercise by the Parent of the Securities Option granted hereunder, the Stockholder hereby agrees that the sale of the Option Securities to the Parent at the Closing shall also constitute an assignment by the Stockholder of the one demand registration right (the "Demand Right") that the Stockholder has the right to assign under Section 4.1(e) of the Stockholder Agreement. The Stockholder hereby acknowledges that pursuant to this Section 2.6(g), upon the Closing the Parent shall become GECC's and the Stockholder's successor under the Stockholder Agreement for all purposes (to the extent applicable) and will have all the rights and obligations of GECC and the Stockholder under the Stockholder Agreement (to the extent applicable). The Stockholder and GECC hereby represent that they have not assigned, and hereby covenant that prior to the termination of this Agreement they will not assign, the Demand Right to anyone other than the Parent. In the event Parent purchases the Option Securities, Parent will indemnify GECC and the Stockholder for any losses, damages, liabilities or expenses (including without limitation reasonable expenses of counsel) to which they may become subject or incur as a result of a breach by Parent of any obligation under the Stockholder Agreement that is applicable to Parent.

    3.  ADDITIONAL AGREEMENTS.

    (a) VOTING AGREEMENT. The Stockholder shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) all its Option Securities Beneficially Owned (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any other Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Merger in the Merger Agreement not being fulfilled.

    (b) NO INCONSISTENT ARRANGEMENTS. The Stockholder and GECC hereby covenant and agree that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Option Securities Beneficially Owned by it or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Option Securities Beneficially Owned by it or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Option Securities Beneficially Owned by it, (iv) deposit the Option Securities Beneficially Owned by such Stockholder into a voting trust or enter into a voting agreement or arrangement with respect to such Option Securities or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or a portion of the Option Securities to an Affiliate (as defined in the Stockholder Agreement) so long as such Affiliate first executes an instrument reasonably satisfactory to Parent to be bound by the terms of this Agreement. In no event will the Stockholder convert any Preferred Stock into Common Stock without the prior written consent of Parent.

    (c) NO SOLICITATION. The Stockholder hereby agrees, solely in its capacity as a stockholder of the Company, and GECC agrees that neither the Stockholder, GECC nor any of their controlled affiliates (which shall not be deemed to include the Company for purposes of this Agreement), representatives, officers, directors, or agents of (including, but not limited to, investment bankers, attorneys and accountants) shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent or any of its affiliates or representatives) concerning any Acquisition Proposal. The Stockholder and GECC will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

    (d) REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, the Stockholder and GECC agree to use all reasonable best efforts (which shall not require any payment of money to a third party) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder and GECC shall promptly consult with Parent and the Purchaser and provide any necessary information and material with respect to all filings with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. GECC agrees that it will cause the Stockholder to take all actions and exercise all rights under the Stockholder Agreement that GECC would be required to take or exercise pursuant to the terms of this Agreement and the Stockholder Agreement if GECC were the record owner of the Option Securities.

    (e) WAIVER OF APPRAISAL RIGHTS. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under the Delaware General Corporation Law.

    (f) TERMINATION. The covenants and agreements contained in this Section 3 with respect to the Option Securities shall terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement by the Company pursuant to Section 7.1(g) of the Merger Agreement, (c) the termination of the Merger Agreement by mutual consent of Parent and the Company, (d) the termination of the Merger Agreement by Parent as a result of a material breach by the Company of any of its representations or warranties in Article II of the Merger Agreement and (e) August 31, 1999.

    4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND GECC. The Stockholder and GECC hereby represent and warrant to Parent and the Purchaser as follows:

    (a) OWNERSHIP OF SECURITIES. The Stockholder is the record and Beneficial Owner of the Option Securities set forth in Section 2(a) hereof. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power to demand appraisal rights, sole power to assign the Demand Right under the Stockholder Agreement and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Option Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

    (b) POWER; BINDING AGREEMENT. Each of the Stockholder and GECC has the power and authority to enter into and perform all of their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder and GECC will not violate any other agreement to which either the Stockholder or GECC is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and GECC and constitutes a valid and binding agreement of the Stockholder and GECC, enforceable against the Stockholder and GECC in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder or GECC is a trustee, or any party to any other agreement or arrangement, whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder and GECC of the transactions contemplated hereby.

    (c) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any United States Governmental Entity is required for the execution and delivery of this Agreement by the Stockholder or GECC, the consummation by the Stockholder or GECC of the transactions contemplated hereby and the compliance by the Stockholder and

GECC with the provisions hereof and (ii) none of the execution and delivery of this Agreement by the Stockholder and GECC, the consummation by the Stockholder and GECC of the transactions contemplated hereby or compliance by the Stockholder and GECC with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder or GECC, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind (a "Contract") to which the Stockholder or GECC is a party or by which the Stockholder, GECC or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder, GECC or any of their respective properties or assets.

    (d) NO LIENS. The Option Securities Beneficially Owned by the Stockholder and the certificates representing such Option Securities are now, and, except as permitted by the penultimate sentence of Section 3(b), at all times during which the Securities Option with respect to such Option Securities is or may become exercisable will be, held by the Stockholder, or by a nominee or custodian or other agent for the benefit of the Stockholder, free and clear of all liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such liens or proxies arising hereunder.

    (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder or GECC.

    (f) RELIANCE BY PARENT. The Stockholder and GECC understand and acknowledge that Parent is entering into, and causing the Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's and GECC's execution and delivery of this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Each of Parent and the Purchaser hereby represents and warrants to the Stockholder and GECC as follows:

    (a) POWER; BINDING AGREEMENT. Each of Parent and the Purchaser has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

    (b) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any United States Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and the compliance by Parent and the Purchaser with the provisions hereof and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any Contract to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

    6.  NON-COMPETE.

    (a) As consideration for the grant by GECC of the following agreement not to compete, Parent hereby agrees to pay the Stockholder, upon the Effective Time, a fee of $28 million in cash. Upon the receipt of such fee by the Stockholder, GECC will cause its Commercial Finance Division (the "Division", which term shall exclude all other divisions or affiliates of GECC) to comply with Sections 6(b) and (c) with respect to the manufacture, sale and distribution of fasteners, fastening systems and related components in the aircraft, defense products, automotive, electronic and other industrial markets (the "Business").

    (b) GECC will cause the Division not to for a period of 10 years after the Closing Date, by ownership of equity securities or securities convertible into equity securities or otherwise (other than as a stockholder of not more than ten percent (10%) of any class of securities of any other corporation) engage, anywhere in the world, in any business competitive with the Business; provided, however that (i) nothing in this Section 6 shall restrict the Division from engaging in financing transactions in the ordinary course of business, and (ii) the Division shall not be prohibited from acquiring (x) any business that includes operations the conduct of which by the Division violates this Section 6 or (y) any business that is acquired by the Division as a result of a bankruptcy, foreclosure or work out if, in the case of each of clause (x) and
(y), GECC causes the Division to use reasonable efforts to dispose of such operations or business within 18 months from the consummation of such acquisition.

    (c) GECC acknowledges that a violation or threatened violation of any of the provisions of this Section 6 may result in Parent and/or Purchaser sustaining irreparable harm, which result could not be fully redressed by the payment of damages to Parent and/or Purchaser, and, therefore, in addition to any other remedies which Parent and/or Purchaser may have under this Agreement or otherwise, Parent and/or Purchaser shall be entitled to apply to any court of competent jurisdiction, at law or in equity, for an injunction enjoining or restraining any such violation, and GECC shall not (and GECC shall cause the Division not to) object to any application or issuance of such injunction. If for any reason any court of competent jurisdiction shall find any of the provisions of this Section 6 unreasonable in duration or in geographic scope or otherwise, the prohibitions contained herein shall be restricted to such time and geographic areas as such court determines to be reasonable. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

    (d) The parties agree for federal and state income taxes to report on their respective tax returns that the $28 million payment was paid and received with respect to the covenant not to compete set forth in this Section 6.

    (e) Parent hereby agrees to indemnify GECC, its affiliates and their respective directors, officers and employees for any losses, damages, liabilities or expenses (including, without limitation, reasonable expenses of counsel), to which any such indemnified person may be subject or incur, resulting from any claim, action or proceeding that results from or arises out of GECC's agreement not to compete pursuant to this Section 6.

    7. STOP TRANSFER. The Stockholder and GECC shall request that the Company not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Option Securities, unless such transfer is made in compliance with this Agreement.

    8.  MISCELLANEOUS.

    (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (b) BINDING AGREEMENT. This Agreement and the obligations hereunder, other than Section 6, shall attach to the Option Securities and shall be binding upon any person or entity to which legal or Beneficial Ownership of the Option Securities shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Option Securities, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

    (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent or the Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

    (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

    (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to the Stockholder or GECC:

    General Electric Capital Corporation
    201 High Ridge Road
    Stamford, Connecticut 06927

    Attention:  Counsel, Commercial Finance
    Telephone No.: (203) 316-7500
    Telecopy No.: (203) 316-7889

    If to Parent or the Purchaser:

    The Fairchild Corporation
    45025 Aviation Drive
    Dulles, Virginia 20166

    Attention:  Donald Miller, Esq.,
    Telephone No.: (703) 478-5945
    Telecopy No.: (703) 478-5995

    Copy to: Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005

    Attention: James J. Clark
    Telephone No.: (212) 701-3000
    Telecopy No.: (212) 269-5420

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

    (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    (l) WAIVER OF JURY TRIAL; CHOICE OF FORUM. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement. The parties hereto irrevocably submit and consent to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware in connection with any dispute related to this Agreement.

    (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Parent, the Purchaser, the Stockholder and GECC have caused this Agreement to be duly executed as of the day and year first above written.

                                          THE FAIRCHILD CORPORATION

                                          By: _______/s/_DONALD E. MILLER_______
                                              Name: Donald E. Miller
                                             Title: Executive Vice President

                                          DAH DAH, INC.

                                          By: _______/s/_DONALD E. MILLER_______
                                              Name: Donald E. Miller
                                             Title: Vice President

                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          By: _______/s/_PETER KEENOY___________
                                              Name: Peter Keenoy
                                             Title: Authorized Signatory

                                          CFE, INC.

                                          By: _______/s/_PETER KEENOY___________
                                              Name: Peter Keenoy
                                             Title: Authorized Signatory

                                                                         ANNEX D

                                VOTING AGREEMENT

    This Voting Agreement ("AGREEMENT") is made and entered into as of December 26, 1998 between The Fairchild Corporation, a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of Kaynar Technologies Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

    A. Concurrently with the execution of this Agreement, Parent, Company and Dah Dah, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into cash in the manner set forth in the Merger Agreement.

    B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares (the "SHARES") of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement.

    C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, in consideration of thc covenants, promises and representations set forth herein, the parties agree as follows:

    1.  AGREEMENT TO RETAIN SHARES.

    1.1 TRANSFER AND ENCUMBRANCE. Unless the transferee agrees to be bound by the terms of this Agreement, Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section
1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date as the Merger Agreement shall be terminated pursuant to
Article VII thereof.

    1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2. AGREEMENT TO VOTE SHARES. At every meeting of the Stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"); provided that the Merger Agreement and the transactions contemplated therein shall not have been amended or modified in any material respect. Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

    3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Parent as follows:

    3.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

    3.2 NO PROXY SOLICITATIONS. Stockholder will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a Stockholders' vote or action by consent of the Company Stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

    4. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent and Stockholder, as the case may be, to carry out the intent of this Agreement.

    5. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

    6.  MISCELLANEOUS.

    6.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    6.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of thc parties hereto may be assigned by either of the parties without prior written consent of the other.

    6.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    6.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

    6.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid)
to the respective parties as follows:            If to Parent:
                                  The Fairchild Corporation
                                  45025 Aviation Drive
                                  Dulles, Virginia 20166
                                  Attention: Donald Miller, Esq.
                                  Telephone No.: (703) 478-5945
                                  Telecopy No.: (703) 478-5995
                                  with a copy to:
                                  Cahill Gordon & Reindel
                                  80 Pine Street
                                  New York, New York 10005
                                  Attention: James J. Clark, Esq.
                                  Telephone No.: (212) 701-3849
                                  Telecopy No.: (212) 269-5420
                                  If to the Stockholder:
                                  c/o Kaynar Technologies Inc.
                                  500 North State College Boulevard, Suite 1000 Orange, California 92831-1638
                                  With a copy to:
                                  O'Melveny & Myers LLP
                                  400 South Hope Street
                                  Los Angeles, California 90071
                                  Attention: C. James Levin, Esq.
                                  Telephone No.: (213) 430-6578
                                  Telecopy No.: (213) 430-6407

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

    6.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

    6.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

    6.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    6.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                   [Balance of Page left Intentionally Blank]

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

                                          THE FAIRCHILD CORPORATION

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          [STOCKHOLDER]

                                          ______________________________________

                                          Shares beneficially owned:

                                          _______________ shares of Common Stock

                  *** SIGNATURE PAGE FOR VOTING AGREEMENT ***

                                                                         ANNEX E

             DELAWARE CODE ANNOTATED--SECTION 262. APPRAISAL RIGHTS
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                             8 DEL. C. SECTION 262

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (C) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (C) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            KAYNAR TECHNOLOGIES INC.
                 500 NORTH STATE COLLEGE BOULEVARD, SUITE 1000
                         ORANGE, CALIFORNIA 92868-1638
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Jordan A. Law and David A. Werner as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock or Series C preferred stock of Kaynar Technologies Inc. held of record by the undersigned on February 18, 1999 at the special meeting of stockholders to be held on March 24, 1999 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND, WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF, INCLUDING ADJOURNMENTS OR POSTPONEMENTS FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO ADOPT THE MERGER AGREEMENT, IN THE DISCRETION OF JORDAN A. LAW AND DAVID A. WERNER IN ACCORDANCE WITH THEIR BEST JUDGMENT.

/X/  Please mark your votes as in this example

PROPOSAL (1):  To adopt the Agreement and Plan of Reorganization dated as of
               December 26, 1998 relating to the merger of a wholly-owned subsidiary of The Fairchild Corporation with and into Kaynar Technologies Inc.

                   / / FOR            / / AGAINST            / / ABSTAIN

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

    Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full corporate name by the authorized officer.
                                                     ___________________________

                                                     Signature
                                                     ___________________________

                                                     Signature (if jointly held)
                                                     Dated: ______________, 1999